PROSPECTUS FILED PURSUANT TO RULE 424(B)(3)


                                   STRATABASE
                           34595 3rd Avenue, Suite 101
                         Abbotsford, BC, Canada V2S.8B7


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


A special meeting of the stockholders of Stratabase will be held on August 17, 2004, at 10:00 a.m., at the offices of David Lubin & Associates, 92 Washington Avenue, Cedarhurst, New York 11516, for the purpose of voting upon a proposal to change the incorporation of the company from Nevada to Canada.

The continuance will be accomplished through the adoption of the proposed plan of conversion. If we complete the continuance, Stratabase will be continued under the Canada Business Corporations Act and cease to be incorporated in Nevada and as a result will be governed by the Canada Business Corporations Act.

Only stockholders of record at the close of business on June 30, 2004 are entitled to notice of and to vote at the meeting.

Stockholders of record are not entitled to appraisal rights of the fair value of their shares.

If you do not expect to attend in person, please sign and return the enclosed proxy card.

By Order of the Board of Directors,

Trevor Newton
Chairman, President, Chief Executive
and Operating Officer and Secretary

July 6, 2004

July 6, 2004

Dear Stratabase stockholder:

You are cordially invited to attend a special meeting of stockholders to be held on August 17, 2004 at 10:00 a.m. at the offices of. David Lubin & Associates, 92 Washington Avenue, Cedarhurst, New York 11516 The purpose of the meeting is to allow you to vote on the proposed conversion plan that would change Stratabase's domicile from Nevada to Canada. If we complete the conversion and continuance, the company will be governed by the Canada Business Corporations Act.

We believe that the continuance to Canada will more accurately reflect our operations, which have always been in Canada. We have never had any employees or operations in the U.S. We also believe the continuance to Canada will enable us to benefit from scientific research and development grants that are not available to non-Canadian corporations.

Stratabase common stock is currently listed for trading on the Over-the-Counter Bulletin Board under the symbol "SBSF".

The Board of Directors has declared the conversion plan advisable and recommends that you vote in favor of the continuance of Stratabase from Nevada to Canada. Our officers and directors, who currently hold approximately 37.82 % of the outstanding shares, have indicated that they intend to vote for the approval of the conversion.

We are calling a special meeting of the stockholders to vote on the plan of conversion and are soliciting proxies for use at the meeting. The record date for voting at the meeting is June 30, 2004.

Stockholders of record are not entitled to appraisal rights of the fair value of their shares if they vote against the plan of conversion.

SEE "RISK FACTORS," BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN RISKS, INCLUDING TAX EFFECTS, RELATING TO THE CONVERSION AND THE OWNERSHIP OF COMMON SHARES IN STRATABASE.

This proxy statement/prospectus is first being mailed to holders of Stratabase common stock on or about July 12, 2004.

PLEASE NOTE THAT NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT STRATABASE THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF STRATABASE COMMON STOCK UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE MADE TO
STRATABASE,  34595 3rd  AVENUE,  SUITE  101,  ABBOTSFORD,  BC,  CANADA  V2S.8B7,
ATTENTION: SECRETARY, TELEPHONE: (604) 504-5811 TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST INFORMATION NO LATER THAN AUGUST 10, 2004.

Sincerely,

Trevor Newton
Chairman, President, Chief Executive and Operating Officer and Secretary

                                TABLE OF CONTENTS

                                      PAGE
SUMMARY



  Stratabase                                                                1
  Factors You Should Consider                                               2
  The Special Meeting                                                       5
SUMMARY FINANCIAL INFORMATION                                               6
RISK FACTORS                                                                7
 Risks Relating to the Continuance                                          8
 Risks Relating to Stratabase                                               9
 Risks Relating to our Strategy and our Industry                            11
CONVERSION PROPOSAL                                                         13
VOTING AND PROXY INFORMATION                                                16
DISSENTERS' RIGHTS                                                          18
MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES                             19
MATERIAL CANADIAN TAX CONSEQUENCES                                          24
COMPARATIVE RIGHTS OF STOCKHOLDERS                                          25
ACCOUNTING TREATMENT                                                        32
BUSINESS OF STRATABASE                                                      32
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   37
SELECTED FINANCIAL DATA                                                     45
MARKET PRICES, DIVIDENDS AND TRADING INFORMATION                            46
MANAGEMENT                                                                  47
EXECUTIVE COMPENSATION                                                      49
RELATED PARTY TRANSACTIONS                                                  50
SECURITY OWNERSHIP                                                          51
DESCRIPTION OF CAPITAL STOCK                                                52
STOCKHOLDER PROPOSALS                                                       53
EXPERTS                                                                     53
LEGAL MATTERS                                                               53
AVAILABLE INFORMATION                                                       53
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             54
CAUTIONARY STATEMENT CONCERNING
     FORWARD LOOKING STATEMENTS                                             54



ANNEX A
Plan of Conversion
Articles of Stratabase Canada
By-Laws of Stratabase Canada

                                     SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT, THE FINANCIAL STATEMENTS OF STRATABASE AND THE OTHER INFORMATION THAT IS INCORPORATED BY REFERENCE. THE SYMBOL "$" REFERS TO UNITED STATES DOLLARS.

STRATABASE

Stratabase was incorporated under the laws of the State of Nevada on November 18, 1998 and commenced operations in January 1999. We completed our initial public offering in February 2000. Our headquarters are located at 34595 3rd Avenue, Suite 101, Abbotsford, BC, V2S.8B7, Canada. The telephone number is
(604) 504-5811.

We had developed software which was designed to allow users to interface with and manage databases and customer relationships. However, we did not charge users for the use of our software. We expected that by giving the software away for free and making it open source, the users would want to buy our databases of sales leads and mailing lists. Our model also expected that these users would want us to provide technical services to customize and improve the quality of the databases we sold.

Currently we no longer support open source software, but rather have developed proprietary software. Our proprietary software is called 'Relata', and is offered to users on a free trial basis for 1 month, and thereafter will be billed at $50 per user per month. The software has been released in a beta-version and will be marketed in 2004. To date the software has not generated any revenue. Since eliminating our second office we have lost the services of our two salespeople who were selling custom database and technical services. Currently we do not have dedicated salespeople to sell custom database and technical services. We are looking to find suitable replacements

We are presently incorporated under the corporate law of Nevada. We are proposing to "continue" Stratabase under the Canada Business Corporations Act. "Continuance" is a process by which a corporation which is not incorporated under the laws of Canada may change its jurisdiction of incorporation to Canada. Under the Canada Business Corporations Act, if the laws of its home jurisdiction allow for it and a resolution authorizing the continuance is approved by 66 2/3% of the company's shareholders, the company may be "continued" as a Canadian corporation by filing of Articles of Continuance with the Director under the Canada Business Corporations Act. Under the corporate law of Nevada, this process is treated as a conversion of the outstanding shares of a Nevada company to shares of a Canadian company. Shareholders are therefore being asked to vote on a plan of conversion of Stratabase's shares from those of a Nevada company to those of a Canadian company under Nevada law, and its continuance under the Canada Business Corporations Act. We refer to this process in this prospectus as the plan of conversion, or the conversion. After the completion of the plan of conversion, Stratabase will be a Canadian corporation governed by the Canada Business Corporations Act. We will continue to conduct the business in which we are currently engaged. Our operations and employees have always existed entirely within Canada, and therefore there will be no material effect on operations. The business and operations of Stratabase following the conversion will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Nevada but will be subject to the Canada Business Corporations Act. The Canadian company will be liable for all the debts and obligations of the Nevada company, and the officers and directors of the company will be the officers and directors of Stratabase. The differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions is discussed in greater detail under the heading "Comparative Rights of Stockholders" on page 25.

Upon the effectiveness of the conversion, Stratabase will be filing a Form 8-A with the SEC to register its securities under Section 12(g) of the Securities Act of 1933.

FACTORS YOU SHOULD CONSIDER

REASONS FOR THE CONVERSION

We believe that the continuance to Canada will more accurately reflect our operations, which have always been in Canada. We have never had any employees or operations in the U.S. We also believe the continuance to Canada may enable us to benefit from scientific research and development grants that are not available to non-Canadian corporations. For example, in the past we have not been able to realize all the tax benefits of the Scientific Research and Experimental Development program in Canada, due to the jurisdiction of our incorporation. We also believe that Stratabase should continue to Canada because it is the jurisdiction in which our business has always been based, and the continuance will therefore more accurately reflect the nature of our business.

RISK FACTORS WHICH MAY AFFECT YOUR VOTE

Factors such as possible adverse tax consequences and stock price volatility of our common stock following the continuance may affect your vote on the conversion plan and your interest in owning Stratabase common shares. In evaluating the merits of the proposed conversion, you should carefully consider the risk factors and the other information included or incorporated by reference on page 7 of this proxy statement/prospectus.

Although you are entitled to dissent from the proposed continuance and plan of conversion, Nevada law does not grant dissenters' rights in a conversion.

MATERIAL TAX CONSEQUENCES FOR STOCKHOLDERS

The following is a brief summary of the material tax consequences the continuance will have for stockholders. Stockholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for stockholders is set out under "Material United States Federal Tax Consequences" and "Material Canadian Income Tax Consequences."

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

On the date of the continuance, the Nevada company must recognize any gain but not any losses to the extent that the fair market value of any of our assets exceeds our taxable basis in such assets. The calculation of any potential gain will need to be made separately for each asset held. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. We believe we have sufficient losses carried forward from prior periods and incurred in the current year to offset gains attributable to this transaction. Therefore, we are not expecting to recognize any taxable gains as a result of the continuance.

U.S. holders and Canadian holders of our stock will not be required to recognize any gain or loss as a result of the continuance, thus there will be no US tax consequences to any of the current stockholders of our company. A U.S. stockholder's adjusted basis in the shares of the Canadian company will be equal to such stockholder's adjusted basis in the shares of the Nevada company. A U.S. stockholder's holding period in the shares of the Canadian should include the period of time during which such stockholder held his or her shares in the Nevada company. For a more complete discussion of the U.S. Income Tax
Consequences, please see "Material United States Federal Income Tax Consequences" on page 19.

CANADIAN INCOME TAX CONSEQUENCES

On our continuance to Canada, the Canadian company will be deemed to dispose of and to immediately re-acquire its assets at their fair market value. If the fair market value of the assets exceeds the taxable basis in the assets a tax will be due. Pre-continuance losses are available for use in Canada, but we do not anticipate any loss carry-forwards being available to us after the continuance in Canada. We believe we have sufficient losses carried forward from prior periods and incurred in the current year to offset gains attributable to this transaction. Therefore, we are not expecting to recognize any taxable gains as a result of the continuance.

A Canadian stockholder will not realize a disposition of their Nevada shares on its continuance to Canada. To the extent a deemed dividend is paid by the Nevada company to a Canadian stockholder, the amount of the dividend will be included in their income.

For a more complete discussion of the Canadian Income Tax Consequences, please see "Material Canadian Income Tax Considerations" on page 24.

HOW THE CONVERSION WILL AFFECT YOUR RIGHTS AS A STOCKHOLDER

Although you will continue to hold the same number of shares you now hold following the continuance of Stratabase to Canada, the shares will be issued by a Canadian company as compared to the shares you currently hold which were issued by a Nevada company. The rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under the Canada Business Corporations Act. Examples of some of the changes in stockholder rights which will result from continuance are:

- Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders.

Under Canadian law, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

- Under Nevada law, a charter or bylaw amendment requires approval by vote of the holders of a majority of the outstanding stock. Under Canadian law, an amendment to a corporation's charter requires approval by two-thirds majority of the stockholders.

- Dissenter's rights are available to stockholders under more circumstances under Canadian law than under Nevada law.

- Stockholders have a statutory oppression remedy under Canadian law that does not exist under Nevada statute. It is similar to the common law action in Delaware for breach of fiduciary duty, but the Canadian remedy does not require stockholders to prove that the directors acted in bad faith.

- No less than 25% of the directors of a Canadian company must reside in Canada. Nevada law does not contain a similar provision.

- A director's liability may not be limited under Canadian law as it may under Nevada law.

PRICE VOLATILITY

We cannot predict what effect the continuance will have on the market price prevailing from time to time or the liquidity of our shares.

ACCOUNTING TREATMENT OF THE CONVERSION

For U.S. accounting purposes, conversion of our company from a Nevada corporation to a Canadian one represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Stratabase will be those of Stratabase as a Nevada company.

Upon the effective date of the conversion, we will continue to be subject to the securities laws of the Canadian provinces as those laws apply to Canadian domestic issuers. We will qualify as a foreign private issuer in the United States. Before our continuance in Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.

In addition, as a foreign private issuer Stratabase will not have to file quarterly reports with the SEC nor will its directors, officers and 10% stockholders be further subject to Section 16(b) of the Exchange Act. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to Stratabase upon the conversion.

APPRAISAL RIGHTS

As a Canadian company, there will be more situations in which the stockholders of Stratabase will be able to exercise appraisal rights than currently existing for stockholders of a Nevada company. Under Nevada law, appraisal rights only exist in a merger of a company whose shares are listed on a national securities exchange or held by at least 2,000 shareholders of record and the shareholders are required to accept in exchange for their shares anything other than cash or shares in another such entity or any combination thereof. Under Canadian law, the holders of shares of any class of a corporation have the right to dissent when a company amends its articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class.
Stockholders also have dissenters' rights when a company proposes to amend its articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction, sell, lease or exchange all or substantially all of its property, or carry out a going private or a squeeze-out transaction. A shareholder who properly exercises his or her rights of dissent is entitled to be paid the fair market value of his or her shares in respect of which he or she dissents.

OUR RECOMMENDATION TO STOCKHOLDERS

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the board of directors has approved the conversion and recommends that stockholders of Stratabase vote FOR approval of the continuance and plan of conversion.

THE SPECIAL MEETING

MATTER TO BE VOTED ON

Stratabase stockholders will be asked to approve the conversion plan. This plan will have the effect of changing our domicile from Nevada to Canada.

VOTE NEEDED TO APPROVE THE PLAN OF CONVERSION

Approval of the plan of conversion requires the affirmative vote of our stockholders holding at least a majority of the outstanding shares of Stratabase common stock. The directors and executive officers of Stratabase together directly own approximately 37.82% of the total number of outstanding shares of Stratabase common stock. These stockholders have indicated that they intend to vote all their shares for the approval of the plan of conversion.

                          SUMMARY FINANCIAL INFORMATION

THE FOLLOWING SUMMARY UNAUDITED FINANCIAL INFORMATION FOR THE QUARTERS ENDED MARCH 31, 2004 AND 2003 AND AUDITED FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2003, DECEMBER 31, 2002, DECEMBER 31, 2001, DECEMBER 31, 2000 AND DECEMBER 31, 1999 INCLUDES BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM THE AUDITED AND UNAUDITED FINANCIAL STATEMENTS OF STRATABASE. THE INFORMATION CONTAINED IN THIS TABLE SHOULD BE READ IN CONJUNCTION WITH "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND THE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THE MARCH 31, 2004 FORM 10-QSB AND THE 2003 FORM 10-KSB THAT IS INCORPORATED BY REFERENCE.

The financial statements of Stratabase have been prepared in accordance with accounting principles generally accepted in the United States. The application of Canadian generally accepted accounting principles, which will be applicable to our financial statements if the plan of conversion is approved, would not result in any material differences from the Stratabase financial statements.

                                                                 STRATABASE
                                                          SELECTED FINANCIAL DATA


                                                        For the year ended December 31,
                                              -------------------------------------------------------
                                        2003           2002          2001          2000          1999
                                      -----------   -----------    -----------   -----------    -----------


STATEMENT OF OPERATIONS DATA
       Revenues                       $     5,000   $   430,240    $ 2,360,452   $ 1,313,579    $    41,813

       Gross profit (loss)                  2,331      (149,522)       753,350       253,268        (45,059)
       General and administrative
       expenses                           705,888       794,939        441,571       357,483        175,535
       Net income (loss)               (1,027,276)     (914,645)       421,246       (97,056)      (218,108)
       Dividends declared                    --             --            --             --
EARNINGS (LOSS) PER SHARE OF
       COMMON STOCK
               Basic                  $     (0.13)  $     (0.12)   $      0.06   $     (0.02)   $     (0.04)
               Diluted                      (0.13)        (0.12)          0.05         (0.02)         (0.04)
               Dividends per share           --             --            --             --
BALANCE SHEET DATA
       Total assets                   $   804,556   $   983,038    $ 2,046,460   $   577,157    $    67,509
       Long-term obligations          $      --     $      --      $      --     $      --
       Average shares outstanding -
       diluted                          8,036,037     7,928,372      7,368,372     6,386,272      5,404,801


The accompanying unaudited financial includes all adjustments considered necessary (consisting only of normal recurring adjustments) for a fair presentation. Results for the three-month periods ended March 31, 2004 and 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004, or any future period.


                                                            March 31
                                                  -----------------------------
                                                     2004               2003
                                                  -----------       -----------
                                                  (Unaudited)       (Unaudited)
STATEMENT OF OPERATIONS DATA (three months)
       Revenues                                   $     -           $     5,000

       Gross
       Profit                                           -                 2,331
       General and administrative expenses            135,195           229,044
       Net loss                                      (167,544)         (421,155)
       Dividends declared                                --                --
LOSS PER SHARE OF COMMON STOCK
               Basic and Diluted                  $     (0.02)      $     (0.06)
               Dividends per share                       --                --
BALANCE SHEET DATA
       Total assets                               $   624,856       $   591,862
       Long-term obligations                      $      --         $      --
       Weighted average shares outstanding          9,914,972         7,283,372


                                  RISK FACTORS

An investment in Stratabase common shares involves certain risks. In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this proxy statement/prospectus.

We have a going concern opinion from our auditors, indicating the possibility that we may not able to continue to operate.

For the years ended December 31, 2003 and 2002, we incurred net losses of $1,027,276 and $914,645, respectively. For the three-month period ended March 31, 2004, we incurred a net loss of $167,544. We are in need of additional financing or a strategic arrangement in order to continue our planned activities for the remainder of the current fiscal year. These factors, among others, indicate that Stratabase may be unable to continue operations in the future as a going concern. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on our 2003 financial statements. Our plans to deal with this uncertainty include further limited reductions in expenditures and raising additional capital. There can be no assurance that management's plans to reduce expenditures, or raise capital can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should Stratabase be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in Stratabase.

RISKS RELATING TO THE CONTINUANCE

We may owe additional U.S. taxes as a result of the conversion if our conclusions relating to the value of our assets are incorrect.

For U.S. tax purposes, on the date of conversion, we will be treated as though we sold all of our property and received the fair market value for those properties. We will be taxed on any income or gain realized on that "sale." If the fair market value of our assets is greater than our tax basis in our assets, we will have taxable gain on the deemed "sale".

We reviewed our assets, liabilities and paid-up capital and the extent of our losses carried forward and believe that we will not owe any U.S. federal income taxes as a result of the conversion/continuance. Accordingly, we believe that no U.S. taxes will be owed as a result of the proposed conversion. It is possible that the facts on which we based our assumptions and conclusions could change before the conversion/continuance is completed. In particular, our determination of fair market value was based upon a valuation of our assets and liabilities as of September 30, 2002. The value was determined based upon the cash flows projected to be generated by our intangible assets, discounted at a rate representative of an appropriate rate of return for an alternative investment of equivalent risk. This discount rate was estimated to be 25%. Underlying the valuation were key estimates of management's projections of revenue and expenses for a six-year period which were based upon on further estimates and assumptions surrounding our cost structure, development of technology and continued market acceptance of our database products and pricing.

There are other valuation methodologies which, if employed, could yield a higher fair market value for our assets which would result in a larger taxable gain. One such method is the "market capitalization method" where the implied value of our net assets is equal to the number of our common shares outstanding multiplied by the quoted market price of our common stock on the OTC Bulletin Board on the transaction date. Had the market capitalization method been applied, the valuation of our assets would be substantially higher (as much as $9.6 million higher as of the September 30, 2002 valuation date) than the value determined using the discounted cash flow method and would yield significant taxable capital gains and taxes owing as a result of the continuance. Management assessed the two methods, but does not consider the "market capitalization method" an appropriate reflection of the value of our company as a whole. Our Company's common stock is quoted on the OTC Bulletin Board, has a small public float and is relatively thinly traded. Because of these factors, we consider the quoted market price of our stock to be an unreliable measure of the fair value of our net assets and accordingly sought a more appropriate measure of value.

The valuation may be challenged by the Internal Revenue Service ("IRS"). Should the IRS disagree with the valuation methodology we used or any of our assumptions, they could reassess the deemed proceeds on the continuance to a higher amount. We may not have tax losses carried forward from prior years sufficient to cover any adjustments to the taxable gain required upon assessment by federal tax authorities. Should our losses be insufficient, the tax liability to our company could be significant and we may not have the available cash at that time to settle the liability owing. Should we be unable to settle any such liability, we may have to cease operations in which case our stockholders would likely loose their investment in our company.

Management believed the methodology, estimates and assumptions not only reasonable but the most appropriate in these circumstances. Hence, we did not apply to the federal tax authorities (the Internal Revenue Service in the United States and the Canada Customs and Revenue Agency in Canada) for a ruling on this matter and do not intend to do so. We have also made certain other assumptions regarding the tax treatment of this transaction in order to reach our conclusions and it may be possible for some of these assumptions to be interpreted in a different manner which would be less favorable to us. You should understand that it is possible that the federal tax authorities will not accept our valuations or positions and claim that we owe taxes as a result of this transaction.

The stock price of our common shares may be volatile. In addition, demand in the United States for our shares may be decreased by the change in domicile.

The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors.
Developments affecting the software industry generally, including general economic conditions and government regulation, could also have a significant impact on the market price for our shares. In addition, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond the control of Stratabase, could have a material adverse effect on the market price of our shares.

We cannot predict what effect, if any, the conversion will have on the market price prevailing from time to time or the liquidity of our common shares. The change in domicile may decrease the demand for our shares in the United States. The decrease may not be offset by increased demand for Stratabase's shares in Canada.

RISKS RELATING TO STRATABASE

If we do not grow by generating sales of our products and services, we will never be able to achieve profitability.

For the year ended December 31, 2003 we had a net loss of $1,027,276. For the three months ended March 31, 2004 we had a net loss of $167,544. We anticipate losses from operations to continue as we market our new products. If revenues and spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve sustained profitability. Even if sustained profitability is achieved, we may not sustain or increase such profitability on a quarterly or annual basis in the future.

If we do not grow, we will probably not become profitable. However, if we grow, develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a larger team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts. Accordingly, we may limit or even entirely negate our chances to be profitable if we do not grow or if we cannot manage our growth.

Although we initially experienced rapid growth, now that we have revised our business model it is possible we will not experience any further growth.

Since January 1, 2000 we have experienced a period of development which has placed, and continues to place, demands on our resources. As of December 31, 2000, we had $1,313,579 in revenues. This number grew to $2,360,452 as of December 31, 2001, an increase of approximately 80%. Although we experienced substantial revenue growth during 2000 and 2001, we came to believe that the specific open-source software business model we were using would not result in substantial continued growth past that point. Therefore it was decided by management to change our business model to focus instead on proprietary software. This change will continue to place further demands on our operational and financial resources.

We may not be able to install and implement adequate operational and financial systems, procedures and controls in an efficient and timely manner, and our current or planned systems, procedures and controls may not be adequate to support our future operations. The difficulties associated with installing and implementing these new systems, procedures and controls may place a significant burden on our management and our internal resources. If we are unable to sell our proprietary software services and generate profitability, we may not be able to continue as a viable business entity.

Our chances of success will be diminished if we lose the services of our officers or if potential conflicts of interest between our business and our officers are not resolved in our favor.

We are highly dependent on the services provided by Mr. Trevor Newton, our Chairman of the Board, President, Secretary, Treasurer and Chief Operating and Executive Officer, and Mr. Fred Coombes, our Vice President of Corporate Development. Neither of these two individuals has an employment agreement with us nor do we have key-man life insurance on them. Since both may become active in other unrelated businesses, they may not devote their full-time to our affairs. This may cause conflicts of interest with our business in terms of time and business opportunities. These conflicts may not be resolved in our favor. Our business may be hurt if these conflicts are not resolved in our favor.

Since our expenses are paid for in Canadian dollars, an unfavorable currency exchange rate would increase our net loss or decrease our net income.

Our operations are located in Canada. Accordingly, the majority of our expenses are paid in Canadian dollars. We anticipate that most of our revenues will be received in US dollars. Accordingly, if the value of the Canadian dollar relative to the US dollar increases, then this could have a negative adverse effect on our financial condition by reducing our net income.

Our software may contain defects that may harm our reputation, be costly to correct, delay revenue and expose us to litigation.

Despite testing by us and our customers, errors may be found in our software after commencement of distribution. If errors are discovered, we may not be able to successfully correct them in a timely manner or at all. Errors and failures in our software could result in a loss of, or delay in, market acceptance of our software and the associated services that we sell to our customers and could damage our reputation and our ability to convince users of the benefits of our software. In addition, we may need to make significant expenditures of capital resources in order to eliminate errors and failures. If our software fails, our customers' systems may fail and they may assert claims for substantial damages against us. In addition, our insurance policies may not adequately limit our exposure with respect to this type of claim. A software liability claim, even if unsuccessful, could be costly and time consuming. Claims related to the occurrence or discovery of these types of errors or failures could result in a decrease in sales and an increase in costs to remedy the failures in our software.

We may be sued as a result of information retrieved from our Web site.

On our Website we publish corporate information, sales material, software downloads, limited general industry information, investor relations material and technical support information. We may be subjected to claims for defamation, negligence, copyright or trademark infringement or other claims relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be subjected to claims based on content that is accessible from our website through links to other websites. Our insurance may not adequately protect us against these types of claims. Any lawsuit against us would result in a diversion of our resources from focusing on implementing our business plan.

Our securities are referred to as "penny stocks" which are not perceived favorably in the market place.

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding

$200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

o make a special suitability determination for the purchase of such securities;

o have received the purchaser's written consent to the transaction prior to the purchase;

o deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;

o disclose to the purchaser the commission payable to the broker-dealer and the registered representative;

o        provide the purchaser with current quotations for the securities;

o if he is the sole market maker, disclose that fact to the purchaser and his presumed control over the market; and

o provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the market.

RISKS RELATING TO OUR STRATEGY AND OUR INDUSTRY

Since we face intense competition from other software and service suppliers, and new competitors may enter our markets easily, we may not be able to overcome the competition.

The market for Knowledge Worker Automation software, which includes Enterprise and Customer Relationship Management software and services, is new, rapidly evolving and intensely competitive. We expect competition to persist and intensify in the future. We estimate that there are currently over 5,000 private and public suppliers of Enterprise and Customer Relationship Management software solutions worldwide and expect this number to grow. In addition, there are a number of companies with large customer bases and greater financial resources and name recognition, such as Oracle and Microsoft, which have increased their presence in the market for Enterprise and Customer Relationship Management software systems and services. These companies may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, and offer more attractive terms to their customers than we can.

Furthermore, barriers to entry are minimal. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. These companies may be able to leverage their existing service organizations and provide higher levels of support on a more cost-effective basis than we can. If we are not able to compete successfully with current or future competitors, our business, operating results and financial condition will be materially adversely affected.

If we do not succeed in the marketing of our products and services, we may not generate a sufficient amount of sales to ever generate profits.

We cannot be certain that customers will want to purchase our products or engage our services. We also cannot be certain that we can attract or retain a sufficient number of the highly qualified services personnel that the expansion of our business will need. In addition, this change in our business model has required, and will continue to require, significant additional expenses and development, financial and operational resources. These additional resources will place further demands on our financial and operational resources and may make it more difficult for us to achieve and maintain profitability.

We may enter into business combinations and strategic alliances which will present us with additional challenges.

We may expand our operations or market presence by entering into business combinations, investments, joint ventures or other strategic alliances with other companies. Any such transactions may create risks such as:

- difficulty assimilating the operations, technology and personnel of the combined companies; - disruption of our ongoing business; - problems retaining key technical and managerial personnel; - one-time in-process research and development charges and ongoing expenses associated with amortization of goodwill and other purchased intangible assets; - potential dilution to our stockholders; - additional operating losses and expenses of acquired businesses; and - impairment of relationships with existing employees, customers and business partners.

Our inability to address these risks could result in not generating sufficient revenue to achieve profitability.

Competition for skilled technical personnel in our industry is intense and our business could suffer if we can not retain our employees or attract new ones.

Our future performance also depends upon our ability to attract and retain highly qualified programming, technical, marketing and managerial personnel. There is intense competition for skilled personnel, particularly in the field of software engineering. If we do not succeed in retaining our personnel or in attracting new employees, our business could suffer significantly.

In order to keep up with technological advances, we may have to incur additional costs to modify our services or infrastructure.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we must adapt to a rapidly evolving market by continually enhancing our infrastructure, content, information and services to fulfill our users' needs. We could incur additional costs if it becomes necessary to modify services or infrastructure in order to adapt to these or other changes affecting providers of Internet services. If we have to incur such additional costs, or if we cannot adapt to changes in the marketplace, our net income will be directly adversely affected.

If we do not improve our sales force, we may not generate revenues or become profitable.

Since eliminating our second office we have lost the services of our two salespeople. Currently we do not have any dedicated fulltime salespeople and are looking to find suitable replacements. We do not have current relationships with outside sales personnel or distributors. In order to grow, we must develop an effective sales capability. Our ability to do so successfully involves a number of factors. They include the competition in hiring and retaining suitable personnel, our ability to integrate and motivate personnel and the length of time it takes for new personnel to become effective. While we intend to market our products and services via direct mail advertising and the Internet, there is no assurance that these marketing efforts will be successful. Our failure to develop and maintain an effective sales infrastructure would have a negative effect upon our business prospects as we will not be able to generate a sufficient amount of sales.

                               CONVERSION PROPOSAL

                           BACKGROUND OF THE PROPOSAL

The Board of Directors of Stratabase has determined that it is advisable to change Stratabase's domicile from Nevada to Canada. Management has determined that a conversion will be the most effective means of achieving the desired change of domicile. The Nevada Revised Statutes allow a corporation that is duly incorporated, organized, existing and in good standing under the Nevada law to convert into a foreign entity pursuant to a plan of conversion approved by the stockholders of the Nevada corporation.

Under the proposed conversion, if the stockholders approve the plan of conversion then articles of conversion will be filed with the Secretary of State of Nevada. Articles of continuance will also be filed with the Director of Business Corporations in Canada. Upon the filing, Stratabase will be continued as a Canadian company and will be governed by the laws of Canada. The assets and liabilities of the Canadian company immediately after the consummation of the conversion will be identical to the assets and liabilities of the Nevada company immediately prior to the conversion. The current officers and directors of the Nevada company will be the officers and directors of the Canadian company. The change of domicile will not result in any material change to the business of Stratabase and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of Stratabase common stock will become one share of the Canadian company. The change in domicile will, however, result in changes in the rights and obligations of current Stratabase stockholders under applicable corporate laws. For an explanation of these differences see "Comparative Rights of Stockholders". In addition, the merger may have adverse tax consequences. For a more detailed explanation of the circumstances to be considered in determining the tax consequences, see "Material United States Federal Tax Consequences" and "Material Canadian Tax Consequences."

Pursuant to Section 92A.120 of the Nevada Revised Statutes, the board of directors of Stratabase has adopted a resolution approving the plan of conversion. The effect of this conversion will be to change the domicile of Stratabase from Nevada to British Columbia. Such resolution shall be submitted to the stockholders of Stratabase at a special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each holder of stock, whether voting or non-voting, at the address of the stockholder as it appears on the records of the corporation, at least 20 days prior to the date of the meeting. At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection. If the holders of a majority of the outstanding shares of Stratabase vote for the adoption of the resolution, Stratabase shall file with the Secretary of State of Nevada the Plan of Conversion and file a notice of registered office, a notice of directors and Articles of Continuance with the Director under the Canada Business Corporations Act. The current officers and directors of the Nevada company will be the officers and directors of the Canadian company. Upon the filing of the Plan of Conversion in accordance with Section 92A.205 of the Nevada Revised Statutes and payment to the Secretary of State of all fees prescribed thereto, the conversion shall become effective in accordance with Section 92A.240 of the Nevada Revised Statutes. Upon receipt of the Articles of Continuance and payment of all applicable fees, the Director shall issue a Certificate of Continuance, and the continuance shall be effective on the date shown in the certificate.

REASONS FOR THE CHANGE OF DOMICILE

We believe that the continuance to Canada will more accurately reflect our operations, which have always been in Canada. We have never had any employees or operations in the U.S. We also believe the continuance to Canada will enable us to benefit from scientific research and development grants that are not available to non-Canadian corporations, and we consider this to be in the best interest of our shareholders. For example, in the past we have not been able to realize all the benefits of the Scientific Research and Experimental Development program in Canada, due to the jurisdiction of our incorporation. This program provides a tax credit from the Canadian government for the amount of monies spent on certain research and development activities, including software programming expenditures which fall within certain guidelines. Although we have applied for and obtained this tax credit in previous years, it resulted in no net gain to the company due to the fact our jurisdiction of incorporation is outside of Canada. As a Canadian company, we believe that Stratabase will be able to receive the full benefit of the Scientific Research and Experimental Development program in future. We consider this to be in the best interest of shareholders. The Board also believes that continuing Stratabase to Canada more accurately reflects the nature of our business because it is the jurisdiction in which our business has always been based. Furthermore, all of our assets and operations, as well as our officers and directors, are located in Canada, and a majority of our issued and outstanding common stock is owned of record by non-U.S. residents.

Accordingly, upon the continuance, we will be considered a "foreign private issuer" under the Securities Act of 1933, as amended. Before our continuance in Canada, we prepared our financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian incorporated issuer, we will be required to prepare our annual and interim financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP. In addition, as a foreign private issuer Stratabase will not have to file quarterly reports with the SEC nor will its directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to Stratabase upon the conversion

EFFECTIVE TIME OF THE CONVERSION

The conversion will become effective upon:

1. The approval of the plan of conversion by the stockholders of Stratabase; and

2. The delivery of duly executed articles of conversion to the Secretary of State of the State of Nevada in accordance with Section 92A.205 of the Nevada Revised Statutes.

3. The issuance of a Certificate of Continuance by the Director of Business Corporations under the Canada Business Corporations Act in accordance with section 262 of that Act.

We anticipate that the Articles of Conversion and Articles of Continuance will be filed promptly after the special meeting of Stratabase stockholders.

CONDITIONS TO THE CONSUMMATION OF THE CONVERSION

The Board of Directors of Stratabase has adopted and approved the plan of conversion. Therefore, the only condition required for Stratabase to adopt the plan of conversion and become continued into Canada is that the stockholders must duly approve the plan of conversion. The only material consent, approval or authorization of or filing with any governmental entity required to consummate the conversion are the approval of the stockholders of Stratabase in accordance with Section 92A.120 of the Nevada Revised Statutes, the filing of the Articles of Conversion with the Secretary of State of Nevada and the filing of articles of continuance with the Canadian Director of Business Corporations.

EXCHANGE OF SHARE CERTIFICATES

No exchange of certificates that, prior to the effective time of the continuance, represented shares of Stratabase common stock is required with respect to the continuance and the transactions contemplated by the conversion plan. Promptly after the effective time of the conversion, we shall mail to each record holder of certificates that immediately prior to the effective time of the conversion represented shares of our common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Stratabase stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of Stratabase, the Canadian company and the stock certificate representing shares in the Nevada company shall be cancelled. Until so surrendered and exchanged, each Stratabase stock certificate shall represent solely the right to receive shares in the new company.

STOCK OPTIONS

As of the effective time of the conversion, all warrants and options to purchase shares of Stratabase common stock granted or issued prior to the effective time of the conversion will remain warrants options to purchase shares in Stratabase as continued under the Canada Business Corporations Act.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUANCE AND PLAN OF CONVERSION DESCRIBED IN THIS PROXY/PROSPECTUS AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE CONTINUANCE AND PLAN OF CONVERSION.

In reaching its decision, the board reviewed the fairness to Stratabase and its stockholders of the proposed continuance and considered, without assigning relative weights to, the following factors:

- The fact that all of Stratabase's assets and employees and current principal executive office are currently located in Canada, and always have been.

- The belief of the board of directors that the continuance will provide greater access to certain research and development grants which are more readily available to Canadian incorporated companies.

- The belief that there will be minimal U.S. tax consequences of the proposed continuance.

- The fact that the stockholders have an opportunity to vote on the proposed continuance.

Without relying on any single factor listed above more than any other factor, the board of directors, based upon their consideration of all such factors taken as a whole, have concluded that the proposals are fair to Stratabase and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL CONTAINED IN THIS PROXY/PROSPECTUS.

                          VOTING AND PROXY INFORMATION

SPECIAL MEETING

A special meeting of the Stratabase stockholders will be held at 10:00 a.m. on August 17, 2004, at the offices of David Lubin & Associates, 92 Washington Avenue, Cedarhurst, New York 11516 (or at any adjournments or postponements thereof) to consider and vote on a proposal to effect a plan of conversion, which will have the effect of transferring the jurisdiction of incorporation of Stratabase from the State of Nevada to Canada, and to vote on any other matters that may properly come before such meeting. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Stratabase common stock will constitute a quorum. The vote of any stockholder who is represented at the special meeting by proxy will be cast as specified in the proxy. If no vote is specified in a duly executed and delivered proxy, such vote will be cast for the proposal. Any stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether the stockholder has previously granted a proxy for the special meeting.

THE BOARD OF DIRECTORS OF STRATABASE HAS APPROVED THE CONTINUANCE AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF ITS APPROVAL.

PROXY SOLICITATION

The total cost of soliciting proxies will be borne by us. Proxies may be solicited by officers and regular employees of Stratabase without extra remuneration, by personal interviews, telephone and by electronic means. We anticipate that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to stockholders and those persons will be reimbursed for the related out-of-pocket expenses they incur.

RECORD DATE

Only those stockholders of record at the close of business on June 30, 2004, as shown in Stratabase's records, will be entitled to vote or to grant proxies to vote at the special meeting.

VOTE REQUIRED FOR APPROVAL

Approval of the conversion plan requires the affirmative vote of the stockholders of Stratabase holding a majority of the shares of Stratabase common stock. Abstentions and broker "non-votes" will have the effect of votes against the plan. As of June 23, 2004, there were 9,914,972 shares of common stock outstanding held by approximately 90 holders of record. The directors and executive officers of Stratabase directly own, in the aggregate 3,849,700 shares (approximately 37.82%) of the total number of shares of Stratabase common stock outstanding at the record date. These persons have indicated that they will vote all of their shares for the approval of the proposal.

PROXIES INSTRUCTION

Each Stratabase stockholder as of June 30, 2004, will receive a proxy card. A stockholder may grant a proxy to vote for or against, or to abstain from voting on, the plan of conversion by marking his/her proxy card appropriately and executing it in the space provided.

Holders of our common stock whose names appear on the stock records of Stratabase should return their proxy card to our transfer agent, Securities Transfer Corp., in the envelope provided with the proxy card. Stockholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION
INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR THE PROPOSAL.

There will be no other matters presented at the special meeting.

PROXY REVOCATION

Holders of Stratabase common stock whose names appear on the stock records of Stratabase may revoke their proxy card at any time prior to its exercise by:

giving written notice of such revocation to the corporate Secretary;

appearing and voting in person at the special meeting; or

properly completing and executing a later-dated proxy and delivering it to the corporate Secretary at or before the special meeting.

Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Stratabase stockholders who hold their Stratabase common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

PROXY VALIDITY

All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by the Stratabase board of directors. Any such determination will be final and binding. The Stratabase board of directors will have the right to waive any irregularities or conditions as to the manner of voting. Stratabase may accept proxies by any reasonable form of communication so long as Stratabase can be reasonably assured that the communication is authorized by the Stratabase stockholder.

                               DISSENTERS' RIGHTS

Under Chapter 92A of the Nevada Revised Statutes, stockholders of record are entitled to the fair value of all or a portion of their shares in certain corporate transactions, such as a merger. However, such appraisal rights are not available in a plan of conversion.

                 MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

GENERAL

The following sections summarize material provisions of United States federal income tax laws that may affect our stockholders and us. Although this summary discusses the material United States federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the United States consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the income tax laws of the United States to the extent specifically set forth herein.

We have obtained the opinion of Meyers Norris Penny LLP with respect to the US tax consequences (both at the corporate and stockholder level) of our pending continuation of Stratabase from the US into Canada. This opinion neither binds the IRS or the courts nor preclude the IRS nor a court from adopting a contrary position. In addition, no assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below and any such change may apply retroactively. The tax discussion set forth below is based upon the facts set out in this registration statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE UNITED STATES INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

U.S. holders and Canadian holders of our stock will not be required to recognize any gain or loss as a result of the continuance, thus there will be no material US tax consequences to any of the current stockholders of our company. Additionally, we believe we have sufficient losses carried forward from prior periods and incurred in the current period to offset gains attributable to Stratabase from this transaction. (See the discussion below for details.)

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This portion of the summary applies to U.S. holders who own our common shares as capital assets. U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes), and partnerships organized under the laws of the United States or any State thereof or the District of Columbia. Trusts are U.S. holders if they are subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to substantial trust decisions. An estate is a U.S. holder if the income of the estate is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

This summary also describes material U.S. federal income tax consequences to Canadian holders following the continuance, who are specifically those persons resident in Canada who own our common shares as capital assets. The discussion is limited to the material U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of Stratabase as a result of the continuance and assumes the Canadian holders have no other U.S. assets or activities.

This discussion is based on the Internal Revenue Code of 1986, as amended, adopted and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the continuance. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. As indicated above, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Internal Revenue Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a "functional currency" other than the U.S. dollar, and persons subject to taxation as expatriates. Furthermore, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes.

This summary does not address the material U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or compensatory options.

U.S. TAX CONSEQUENCES TO US

While the continuance of Stratabase from Nevada to Canada is actually a migration of the corporation from Nevada to Canada, for tax purposes, the continuance is treated as the transfer of our assets to the Canadian company in exchange for stock of the Canadian company. This is to be followed by a distribution of the stock in the Canadian company to our stockholders, and then the exchange by Stratabase Nevada's stockholders of their Stratabase Nevada stock for Stratabase Canada stock. As a Nevada company, we must recognize gain (but not loss) on the assets held by us at the time of the conversion to the extent that the fair market value of any of our assets exceeds their respective basis in the assets. The calculation of any potential gain will need to be made separately for each asset held by Stratabase Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. We believe we have sufficient losses carried forward from prior periods and incurred in the current period to offset gains attributable to this transaction. Therefore, we are not expecting to recognize any taxable gains as a result of the continuance.

It is possible that the facts on which we based our assumptions and conclusions could change before the conversion/continuance is completed. In particular, our determination of fair market value was based on a valuation of our assets and liabilities as of September 30, 2002. The value was determined based upon the cash flows projected to be generated by our intangible assets, discounted at a rate representative of an appropriate rate of return for an alternative investment of equivalent risk. This discount rate was estimated to be 25%.
Underlying the valuation were key estimates of management's projections of revenue and expenses for a six-year period which were based upon on further estimates and assumptions surrounding our cost structure, development of technology and continued market acceptance of our database products and pricing.

There are other valuation methodologies which, if employed, could yield a higher fair market value for our assets which would result in a larger taxable gain. One such method is the "market capitalization method" where the implied value of our net assets is equal to the number of our common shares outstanding multiplied by the quoted market price of our common stock on the OTC Bulletin Board on the transaction date. Had the market capitalization method been applied, the valuation of our assets would be substantially higher (as much as $9.6 million higher as of the September 30, 2002 valuation date) than the value determined using the discounted cash flow method and would yield significant taxable capital gains and taxes owing as a result of the continuance. Management assessed the two methods, but does not consider the "market capitalization method" an appropriate reflection of the value of our company as a whole. Our Company's common stock is quoted on the OTC Bulletin Board, has a small public float and is relatively thinly traded. Because of these factors, we consider the quoted market price of our stock to be an unreliable measure of the fair value of our net assets and accordingly utilized a valuation using a more appropriate measure of value.

The valuation may be challenged by the Internal Revenue Service ("IRS"). Should the IRS disagree with the valuation methodology we used or any of our assumptions, they could reassess the deemed proceeds on the continuance to a higher amount. We may not have tax losses carried forward from prior years sufficient to cover any adjustments to the taxable gain required upon assessment by federal tax authorities. Should our losses be insufficient, the tax liability to our company could be significant and we may not have the available cash at that time to settle the liability owing. Should we be unable to settle any such liability, we may have to cease operations in which case our stockholders would likely loose their investment in our company.

Management believes that its determination of the fair market value of its assets and liabilities and the methodology, estimates and assumptions used in reaching such determination are reasonable and the most appropriate in these circumstances. Hence, we did not apply to the federal tax authorities (the Internal Revenue Service in the United States and the Canada Customs and Revenue Agency in Canada). We believe the valuation method employed to be the best estimate of the fair market value of our underlying assets.

U.S. TAX CONSEQUENCES TO U.S. AND CANADIAN SHAREHOLDERS

The continuance will be treated by shareholders as the exchange by you, our shareholders, of your stock for stock of the Canadian company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder's adjusted basis in the shares of Stratabase Canada received in the exchange will be equal to such shareholder's adjusted basis in the shares of Stratabase Nevada surrendered in the exchange. A shareholder's holding period in the shares of Stratabase Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Stratabase Nevada.

Because the continuation qualifies as a "F" reorganization under the Internal Revenue Code, there are no US tax consequences to any of the current stockholders of our company. The rule applies whether or not the stockholders are residents or citizens of the US or of a country other than the US.

CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

There is currently one U.S. shareholder of Stratabase Nevada that owns (directly or indirectly) at least 10% of the Stratabase Nevada shares. However, the total combined ownership of all U.S. shareholders is less than 50%. Therefore, the Controlled Foreign Corporation ("CFC") rules under Internal Revenue Code ("IRC") Sections 951 - 959 will not apply to Stratabase Canada and its U.S. shareholders immediately after the continuance. Any United States person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote of a foreign corporation, such as Stratabase Canada, will be considered a "United States shareholder" under the CFC rules. If, in the future, "United States shareholders" (as defined above) own more than 50% of the total combined voting power of all classes of Stratabase Canada stock entitled to vote or own more than 50% of the value of Stratabase Canada stock, Stratabase Canada will be considered to be a CFC for U.S. tax purposes. In such situation, the "United States shareholders" would likely be subject to the effects of the CFC rules, and should consult with their tax advisors regarding their particular tax consequences.

FOREIGN PERSONAL HOLDING COMPANY CONSIDERATIONS

There is not currently a group of five or fewer U.S. shareholders of Stratabase Nevada that owns (directly or indirectly) more than 50% of the Stratabase Nevada shares. Therefore, the Foreign Personal Holding Company ("FPHC") rules under IRC Sections 551 - 558 will not apply to Stratabase Canada immediately after the continuance. If, in the future, any group of five or fewer U.S. shareholders owns (directly or indirectly) more than 50% of Stratabase Canada's stock, the U.S. shareholders may be subject to the FPHC rules, depending on the type of income earned by Stratabase. Should that situation occur, the U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

After the continuance, Stratabase Canada and every U.S. shareholder of Stratabase Canada will need to annually evaluate whether Stratabase Canada is a Passive Foreign Investment Company ("PFIC") under IRC Sections 1291 - 1298. If, at any time after the continuance, Stratabase Canada were considered a PFIC, Stratabase and all U.S. shareholders of Stratabase Canada would need to consider various potential reporting requirements, tax elections, and tax liabilities imposed under the PFIC rules. In such situation, the company and all U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

If Stratabase Canada generates revenues in any tax year that are at least 75% passive income (dividends, interest, royalties, rents, annuities, foreign currency gains, and gains from the sale of assets generating passive income), Stratabase Canada will be considered a PFIC for that year and for all future years. In addition, if 50% or more of the gross average value of Stratabase Canada's assets in any tax year consist of assets that would produce passive income (including cash and cash equivalents held as working capital), Stratabase Canada will be considered a PFIC for that year and for all future years.

POST-CONTINUANCE U.S. TAXATION OF INCOME, GAINS AND LOSSES

After the continuance, Stratabase Canada will not have any U.S. activities or operations. As long as Stratabase Canada does not develop a permanent establishment in the U.S., the operations of Stratabase Canada will not be subject to U.S. income tax. If Stratabase Canada receives dividends, interest, rent, or royalties from any U.S. entity, those amounts will be subject to withholding tax (which will be withheld and remitted to the US Treasury by the U.S. entity paying the dividends or interest) under the Convention Between the United States of America and Canada With Respect to Taxes on Income and Capital ("Canada - United States income tax treaty"). Depending on the particular situation, such amounts may be available to offset taxes imposed by the country of residence of a particular stockholder.

POST-CONTINUANCE SALE OF STRATABASE CANADA SHARES

A U.S. shareholder who sells his or her shares of Stratabase Canada will generally recognize capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the shares exceeds (or is exceeded by) such holder's adjusted basis in the shares surrendered. If the U.S. shareholder's holding period for the Stratabase Canada shares (which includes the holding period for the Stratabase Nevada shares) is less than one year, the U.S. shareholder will recognize ordinary income (or loss) on the sale of his or her shares.

POST-CONTINUANCE DIVIDENDS ON STRATABASE CANADA SHARES

Any dividends received by U.S. shareholders of Stratabase Canada will be recognized as ordinary income by the shareholders for U.S. tax purposes. Any Canadian tax withheld by Canada Customs & Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders. In general, any Canadian income tax withheld from dividends paid to U.S. shareholders can be used by the shareholder to offset the U.S. income tax assessed on the dividends. The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder. Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.

                       MATERIAL CANADIAN TAX CONSEQUENCES

GENERAL

The following sections summarize material provisions of Canadian federal income tax laws that may affect our stockholders and us. Although this summary discusses the material Canadian federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the Canadian tax consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. We have obtained the opinion of Meyers Norris Penny LLP with respect to the Canadian tax consequences (both at the corporate and stockholder level) of our pending continuation of Stratabase from the US into Canada. However, no assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below and any such change may apply retroactively. The summary does not describe the effects of any provincial or local tax law, rule or regulation, nor is any information provided as to the effect of any other Canadian federal or foreign tax law, other than the income tax laws of the Canada to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this registration statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

U.S. holders and Canadian holders of our stock will not be required to recognize any gain or loss as a result of the continuance, thus there will be no material Canadian tax consequences to any of the current stockholders of our company. Additionally, we believe we have sufficient losses carried forward from prior periods and incurred in the current period to offset gains attributable to Stratabase from this transaction. (See the discussion below for details.)

                       CANADIAN INCOME TAX CONSIDERATIONS

The following general summary is our understanding of the material Canadian federal income tax consequences of the proposed continuance of Stratabase Nevada to Canada as it applies to Stratabase Canada and to those individual Canadian resident stockholders to whom shares of the Nevada company constitute "capital property" for the purposes of the Income Tax Act (Canada) (the "Act"). This summary also describes the material Canadian federal income tax consequences of the proposed continuance of Stratabase Nevada to Canada to non-resident individual stockholders who do not carry on business in Canada. Nevada stockholders should consult their own Canadian tax advisors on the Canadian tax consequences of the proposed continuance.

This summary is based upon our understanding of the current provisions of the Act, the regulations thereunder in force on the date hereof (the "Regulations"), any proposed amendments (the "Proposed Amendments") to the Act or Regulations previously announced by the Federal Minister of Finance and our understanding of the current administrative and assessing policies of the Canada Customs and Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations, which may differ significantly from those discussed herein.

CONSEQUENCES OF CONTINUANCE TO CANADA

CANADIAN CORPORATION

As a result of being granted articles of continuance to Canada, Stratabase Canada will be deemed to have been incorporated in Canada from that point onwards, and not to have been incorporated elsewhere.

NOT FOREIGN PROPERTY

As of the date of continuance, Stratabase Canada shares will not be considered foreign property for investment by a registered pension plan, registered retirement savings plan or deferred profit sharing plan. It is not likely that the Stratabase Canada shares will ever be considered foreign property.

DEEMED DISPOSITION

As a result of the continuance to Canada, Stratabase Canada will be deemed to have disposed of, and immediately reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property (if any) are taxable in Canada (subject to exclusion by the Canada-United States income tax treaty). Since all of our property is located in Canada, all of our property is taxable Canadian property.

Pre-continuance accrued gains on a subsequent disposition by Stratabase Canada are not subject to further Canadian tax. Although pre-continuance accrued losses are available for future use in Canada, we do not anticipate having any loss carry-forwards subsequent to the continuance. The effect of this provision is that Stratabase Canada's assets are re-stated for Canadian income tax purposes at their fair market value as at the time of continuance to Canada.

NEW FISCAL PERIOD

We will be deemed to have a year-end immediately prior to our continuance to Canada. For Canadian income tax purposes, Stratabase Canada will be able to choose a new fiscal year end falling within the 12 months following the date of continuance.

CONSEQUENCES OF CONTINUANCE TO CANADIAN STOCKHOLDERS

NO DEEMED DISPOSITION

A stockholder will not realize a disposition of their Stratabase Nevada shares on the continuance to Canada. For Canadian income tax purposes, the income tax cost of their Stratabase Canada shares will be equal to the income tax cost of their Nevada shares. On a subsequent sale of Stratabase Canada shares, a capital gain or loss will result equal to the proceeds of disposition less the income tax cost of their Stratabase Canada shares and any related selling costs.

DEEMED DIVIDEND

The deemed disposition of Stratabase Nevada's assets will result in a decrease in the income tax cost of its assets. To the extent there is an adjustment in the income tax cost of Stratabase Canada's assets, a corresponding adjustment to the paid up capital of Stratabase Canada's shares will be made to ensure their paid up capital does not exceed the difference between the adjusted income tax cost of its assets (as adjusted by the deemed disposition) and its outstanding liabilities. Since a decrease in Stratabase Canada's paid up capital is required, such decrease is allocated pro-rata amongst Stratabase Canada's shares.

If an increase in the income tax cost of Stratabase Canada's asset values is realized, Stratabase Canada may elect to increase the paid up capital of its shares prior to continuing to Canada. In the event Stratabase Canada makes such an election, it will be deemed to have paid a dividend to its stockholders.
Canadian stockholders that are deemed to have received such a dividend must include that dividend in income. In such a situation, the amount of the dividend will be added to the stockholders' income tax cost of their Stratabase Canada shares. Since the tax consequences would be detrimental to individual stockholders if we were to increase the income tax cost, we will not be making such an election.

INTEREST EXPENSE

Stratabase Nevada's continuance to Canada will not affect the deductibility of interest incurred on money borrowed to purchase shares of Corp Nevada. Generally, interest that is currently deductible will continue to be deductible by a stockholder after our continuance to Canada, as long as the stockholder continues to own Stratabase Canada shares.

CONSEQUENCES OF CONTINUANCE TO NON-RESIDENT STOCKHOLDERS

On the continuance of Stratabase to Canada, the income tax cost of a non-resident's Stratabase Canada shares will be equal to their fair market value at the time of continuance to Canada. A subsequent disposition of Stratabase Canada shares by a non-resident stockholder will not be subject to tax in Canada provided his shares are not taxable Canadian property.

To the extent Stratabase Canada pays a dividend to a non-resident stockholder, such dividend is subject to a 25% withholding tax (to be reduced by an income tax treaty between Canada and the non-resident stockholder's country of residence). Under the treaty, most shareholders of Stratabase Canada would be subject to a 15% withholding tax. Any shareholders that are corporation and that own 10% or more of Stratabase Canada would be subject to a 5% withholding tax.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

After the conversion of Stratabase, the stockholders of the former Nevada corporation will become the holders of shares in the capital of a Canadian company organized under the Canada Business Corporations Act. Differences between the Nevada Revised Statutes and the Canada Business Corporations Act, will result in various changes in the rights of stockholders of Stratabase. The following is a summary description of the more significant differences. This summary description is qualified by reference to the Nevada Revised Statutes and the Canada Business Corporations Act.

INSPECTION OF BOOKS AND RECORDS

NEVADA. Under Nevada law, there is no specific statutory provision regarding a stockholder's right to inspect the books and records of the company.

CANADA. Similarly, under Canadian law, there is no specific statutory provision regarding a stockholder's right to inspect the books and records of the company.

QUALIFICATION OF DIRECTORS

NEVADA. A director must be a natural person who is at least 18 years of age. A company must have at least 1 director. Unless otherwise provided in the articles of incorporation of the company, directors need not be stockholders.

CANADA. A director must be a natural person who is at least 18 years of age. Directors must not have the status of bankrupt, and must not have been found to be of unsound mind by a court in Canada or elsewhere. All Canada Business Act Corporation corporations must have at least 1 director, and "distributing corporations" must have at least 3 directors, at least 2 of which must not be officers or employees of the corporation or its affiliates. Stratabase is a "distributing corporation" because it has filed a registration statement in a jurisdiction other than Canada. Accordingly, prior to the conversion the company will need to appoint another director who will not be an officer or employee. Directors need not be stockholders. We currently do not have any provision in place to appoint another director who is not an officer or employee of the company. However, we will take the necessary steps to appoint such a person as our director so that we will comply with the Canada Business Corporations Act. Other than the appointment of another director, there are no other actions which must be taken by us in order to remain in compliance with the Canada Business Corporations Act.

AMENDMENTS TO THE ARTICLES

NEVADA. In order to amend the articles of incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment. If it appears upon the canvassing of the votes that stockholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment. The certificate setting forth the amendment and the vote by which the amendment was adopted must be signed by an officer of the company and filed with the secretary of state. If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

CANADA. In order to amend its articles, the shareholders of a Canada Business Corporations Act corporation must pass a special resolution approving the amendment. A special resolution must be approved by two thirds of the votes cast on the resolution. The holders of a class or series of shares are entitled to vote as a separately as a class on any proposed amendment which would increase or decrease any maximum number of authorized shares of that class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to those of such class or series; effect an exchange, reclassification or cancellation of all or part of the shares of that class; add, change or remove the rights, privileges, restrictions or conditions attached to the shares of that class; increased the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class; create a new class of shares equal or superior to the shares of that class; make any class of shares having rights or privileges inferior to the shares of that class equal or superior to the shares of that class; effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of that class; or constrain the issue, transfer or ownership of the shares of that class, or change or remove any such constraint. The right of holders of a class of shares which would be affected in such a manner to vote separately as a class will apply whether or not that class of shares is otherwise entitled to vote. If authorized by the shareholders in the special resolution amending the articles, the directors may revoke the resolution before it is acted on without further approval of the shareholders. If the directors do not revoke the resolution, the articles of amendment must be filed with the Director under the Canada Business Corporations Act, and the Director will then issue a certificate of amendment.

ELECTION AND REMOVAL OF DIRECTORS

NEVADA. Any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the voting power of the company at a meeting called for that purpose. The directors may fill vacancies on the board.

CANADA. Any director, or the entire Board, may be removed with or without cause, but only by a majority vote at a meeting of shareholders called for that purpose. The directors may fill vacancies on the Board.

INSPECTION OF STOCKHOLDERS LIST

NEVADA. Under Nevada law, any stockholder of record of a corporation who has held his shares for more than six months and stockholders holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company's stock ledger and make extracts therefrom. It also provides that a Nevada company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the stockholder's interest in the company.

CANADA. Under Canadian law, where a corporation has previously distributed its shares to the public, shareholders and creditors of a corporation may, on payment of a reasonable fee may require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, an affidavit must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

NEVADA. Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if (i) the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors, or (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power,
(iii) the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved. Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

CANADA. Under Canadian law, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer or has a material interest in is not invalid if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors. Even if such disclosure is not made, a director or officer will not be accountable to the corporation for any profit realized in such a transaction, and the contract or transaction will not be invalid only by reason of such interest, if the contract or transaction is approved by a special resolution at a meeting of shareholders, disclosure of his interest sufficient to indicate its nature is made before shareholder approval, and the contract or transaction is reasonable and fair to the corporation at the time it was approved. Interested directors may be counted for the purpose of determining a quorum at a meeting of directors called to authorize the contract.

LIMITATION ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF OFFICERS AND DIRECTORS

NEVADA. Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either: (i) by the stockholders;
(ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

CANADA. Canadian law provides that a corporation may indemnify a director or officer or former director or officer of the corporation against costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual, in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful. Where the indemnity is in respect of an action by or on behalf of the corporation for a judgment in its favor to which the director or officer is made party, such indemnity is only available if the director or officer fulfills those conditions.

VOTING RIGHTS WITH RESPECT TO EXTRAORDINARY CORPORATE TRANSACTIONS

NEVADA. Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.

CANADA. Approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a two-thirds majority vote at a duly called meeting.

STOCKHOLDERS' CONSENT WITHOUT A MEETING

NEVADA. Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an actions at a meeting, then that proportion of written consent is required. In no instance where actions is authorized by written consent need a meeting of the stockholders be called or notice given.

CANADA. Any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.

STOCKHOLDER VOTING REQUIREMENTS

NEVADA. Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

CANADA. Unless the by-laws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. It is common practice for companies to provide for a quorum of stockholders to be present when only 5% of the issued and outstanding share capital is present. Our proposed bylaws contain such a provision. Except where the Canada Business Corporations Act requires approval by a special resolution, being approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is require to approve any resolution properly brought before the stockholders. Where the articles of a corporation provide for cumulative voting, stockholders voting at an election of directors have the right to a number of votes equal to the votes attached to the shares held by such stockholder multiplied by the number of directors to be elected and stockholders may cast all such votes in favour of one candidate for director or may distribute the votes among the candidates in any manner. The holders of a class or series of shares are entitled to vote separately on proposals to amend the articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a two-thirds majority of the voting power of the class or series represented in person or by proxy at a meeting called to approve such amendment.

                                    DIVIDENDS

NEVADA. A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

CANADA. A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation, is or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation's assets would be less than the total of its liabilities and stated capital of all classes.

ANTI-TAKEOVER PROVISIONS

NEVADA. Nevada's "Acquisition of Controlling Interest Statute" applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents, and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company's stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror's shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The Nevada statute also restricts a "business combination" with "interested shareholders", unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A "combination" includes (a) any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an "interested stockholder," having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder," (e) certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the "interested stockholder," or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation's voting stock. A corporation to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either (a) (i) the board of directors of the corporation approves, prior to such person becoming an "interested stockholder", the combination or the purchase of shares by the "interested stockholder" or
(ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such or (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the "combination", except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

CANADA. There is no provision under Canadian law similar to the Nevada Acquisition of Controlling Interest Statute.

APPRAISAL RIGHTS; DISSENTERS' RIGHTS

NEVADA. Nevada law limits dissenters rights in a merger, when the shares of the corporation are listed on a national securities exchange included in the National Market System established by the National Association of Securities Dealers, Inc. or are held by at least 2,000 shareholders of record, unless the shareholders are required to accept in exchange for their shares anything other than cash or (i) shares in the surviving corporation, (ii) shares in another entity that is publicly listed or held by more than 2,000 shareholders, or (iii) any combination of cash or shares in an entity described in (i) or (ii). Also, the Nevada law does not provide for dissenters' rights in the case of a sale of assets.

CANADA. Under the Canada Business Corporations Act, the holders of shares of any class of a corporation have the right to dissent when a company amends its articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class. Stockholders also have dissenters' rights when a company proposes to amend its articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction, sell, lease or exchange all or substantially all of its property, or carry out a going private or squeeze-out transaction. A shareholder who properly exercises his or her rights of dissent is entitled to be paid the fair market value of his or her shares in respect of which he or she dissents.

                              ACCOUNTING TREATMENT

The continuance of our company from Nevada to Canadian represents, for U.S. accounting purposes, a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Stratabase will be those of Stratabase as a Nevada company.

Upon the effective date of the conversion, we will continue to be subject to the securities laws of the provinces of Canada as those laws apply to Canadian domestic issuers. We will qualify as a foreign private issuer in the United States. Before our continuance in Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP. In addition, as a foreign private issuer Stratabase will not have to file quarterly reports with the SEC nor will its directors, officers and 10% stockholders be further subject to Section 16(b) of the Exchange Act.

As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to Stratabase upon the conversion

                             BUSINESS OF STRATABASE

OVERVIEW OF OUR COMPANY

Stratabase  is a provider of Knowledge  Worker  Automation  software.  Knowledge
Worker Automation (KWA) software, of which Enterprise and CRM software are components, is designed to allow enterprises to improve the efficiency of knowledge workers. The KWA software we have produced consists of web-based software tools. These tools allow enterprises to manage relationships and contacts, administer and organize time allocations, collaborate with others, manage data, automate communications and productivity reporting, and conduct data synchronization.

We have developed both proprietary and open source software. Although in the past we have focused predominantly on developing open source code software, we have altered our direction to focus on proprietary software development.

It was originally thought by management that the demand for open source software would increase significantly over time, and that open source software developers would realize significant revenue from associated service contracts. While this has indeed happened over the last four years in the software industry, we have seen much of the anticipated service revenues go to established service contractors such as the likes of IBM, and not to small companies like us. Therefore it was determined by management that we can extract more value from our software by keeping it proprietary, and offering it on a subscription basis as a hosted solution.

We previously generated revenues by selling databases of sales leads and mailing lists, and providing technical services aimed to customize and improve the quality of the databases we sold. Such technical services and customization substantially occurred prior to sale of databases. Our open source software was designed to allow users to interface with and manage these databases, and customer relationships. It was the expectation of management that by giving the software away for free and making it open source, we would create demand for our database and technical services.

Specifically, in 2001 and 2002, when we employed this open source business model, 89% and 91%, respectively, of our revenues related to the provision of databases to our customers and 11% and 9%, respectively, related to the provision of technical and hardware services. However, the magnitude of these revenues was not sufficient to generate the level of shareholder value that management feels is expected by its shareholders. Therefore the decision was made by management to alter Stratabase's business model to focus on proprietary software. We are therefore no longer supporting open source code software. We have not yet begun selling our proprietary software. However we did release the first phase of our proprietary software (the software is called "Resync") in the last quarter of 2002, but we are offering it as a free trial version for now in order to judge consumer interest. We do not know whether we will be able to generate any revenue from Resync. Currently, we are beta-testing the second phase of our proprietary software (the software is called "Relata"). Approximately 2,500 users have already signed up for a free trial use of Relata. We have not derived any revenue to date from our proprietary products. Although we intend to generate sales of Relata by using direct mail advertising and the Internet, there is no assurance that we will be successful. With the closing of our second office we lost the services of our entire sales force, and therefore have not had an active sales staff to sell our database services. Although we expect to rebuild our sales staff in this area, we have not yet found suitable personnel for these positions.

Stratabase was incorporated under the laws of the State of Nevada on November 18, 1998 and commenced operations in January 1999. For the period from inception to December 31, 1999, we operated in the development stage. Substantially all activity during this period through 1999 was devoted to the raising of equity capital and development of our long-term business model, up until the completion of our initial public offering in February 2000. Our office is located at 34595 3rd Avenue, Suite 101, Abbotsford, BC, V2S.8B7, Canada. The telephone number is
(604) 504-5811.

OUR FOCUS

We engineer Knowledge Worker Automation (KWA) software, of which Enterprise and CRM software are components. The KWA software we have produced consists of web-based software tools. These tools allow enterprises to manage relationships and contacts, administer and organize time allocations, collaborate with others, manage data, automate communications and productivity reporting, and conduct data synchronization.

The software we have developed is:

- mostly web-based, meaning that it can be accessed through a standard web browser;
-        designed  to  appeal  to the  needs of  enterprises  with  hundreds  of potential  users:
- adaptable, meaning that users can modify the functionality by establishing preferences;
- functionally reliable, as bug reports and performance statistics are regularly monitored by our programming staff.

In addition to developing this KWA software, we have developed extensive written documentation and user support materials. Our programming staff has prepared a manual and other documentation that describes the features of our software and advises the user on how best to utilize these features. Our staff monitors on a daily basis the technical support inquiries and bug reports, and to a lesser extent the software performance statistics, in order to ensure the software is functionally reliable.

CORE PRODUCTS AND SERVICES

We have not yet begun selling our proprietary software. However we did release the first phase of our proprietary software (the software is called "Resync") in Q4 2002, but we are offering it as a free trial version for now in order to judge consumer interest. We do not know whether we will be able to generate any revenue from Resync. We are currently beta-testing the second phase of our proprietary software (the software is called "Relata"). Although we plan to offer it as a hosted solution, and charge users on a monthly basis for access to it, we do not know whether we will be able to generate any revenue from this product. It is the current intention of management to finish the beta testing of Relata and begin marketing the product in 2004. We also do not know if our direct mail and Internet advertising of Relata will successfully generate any sales. We have not derived any revenue to date from our proprietary products.

Relata is designed to facilitate automation of specific knowledge worker tasks, including, but not limited to, contact management, account management, outcomes management, activities management, logging and document and file management and basic group communication. All these activities are within the context of a shared environment in a hosted setting which is accessible through a web-browser.

In the past we have utilized a business model built around the open source software we have developed. Historically we have generated revenues by selling databases of sales leads and mailing lists, and providing technical services aimed to customize and improve the quality of the databases we sold; our open source software was designed to allow users to interface with and manage these databases, and customer relationships. The model hypothesized that by giving the software away for free and making it open source, demand would be created for our database and technical services. Customers who purchase databases from us are not required to use our open source software, however it is easier to manage and interface with these databases by using our open source software, particularly when the databases are very large. Although we are no longer supporting our open source software, we plan to continue offering database and technical services. However, with the closing of our second office we lost the services of two of our salespeople, and therefore have not had an active sales staff to sell our database and technical services. Although we expect to rebuild our sales staff in this area, we have not yet found suitable personnel for these positions.

COMPETITION

In the broader market for Knowledge Worker Automation software, which includes Enterprise and CRM software, there are a large number of well-established companies that have significantly greater financial resources, larger development staffs and more extensive marketing and distribution capabilities than we do. These competitors include thousands of established software vendors, some of them very large, including the likes of Microsoft and Siebel Systems, and some of them much smaller, such as Pivotal, Hummingbird and Documentum. The market for this software is broad and covers many aspects of enterprise computing. Many of these competitors are well positioned vendors who have established and stable customer bases and continue to attract new customers. Most of these companies are larger and more experienced organizations than we are. In addition, we face potential competition from many companies with larger customer bases, greater financial resources and stronger name recognition than we have.

Software markets are seldom characterized by traditional barriers to entry that are found in many traditional markets. Accordingly, new competitors or alliances among competitors can emerge and rapidly acquire significant market share.

We believe that the major factors affecting the competitive landscape for our software and related services include:

-        name and  reputation  of  software  and  service  provider;
-        product  performance and functionality;
-        strength of relationships in the software community;
-        availability  of  user  applications;
-        ease  of  use;
-        networking capability;
-        breadth of hardware  compatibility;
-        quality of related services;
-        distribution strength; and
-        alliances with industry partners.

Although we believe that we will compete favorably with many of our competitors in a number of respects, including product performance and functionality and the fact that our product will be offered as a hosted and web-based service, we believe that many of our competitors enjoy greater name recognition, have software which has more features than our software does, have superior distribution capabilities and offer more extensive support services than we currently do. In addition, there are significantly more applications available for competing software solutions, than there are for ours. An integral part of our strategy in the future, however, is to address these shortcomings by, among other things, offering our software as a hosted and entirely web-based solution; providing more services to our clients that have high associated margins; and, enhancing the software's functionality.

INTELLECTUAL PROPERTY

The software we have developed falls into two categories: proprietary and open source.

The proprietary software we have developed is the exclusive property of Stratabase, and we retain all copyright and ownership of this intellectual property.

The open source software we have developed has been made available for licensing under the GNU General Public License (GPL), pursuant to which anyone, generally, may copy, modify and distribute the software, subject only to the restriction that any resulting or derivative work is made available to the public under the same terms. Therefore, although we retain the copyrights to the code, due to the GPL and the open source nature of our software, the intellectual property contained within the software does not belong to us, or to anyone else. That is the nature of open source software. However, we do enter into confidentiality and nondisclosure agreements with our employees and consultants.

We are pursuing registration of the Stratabase and Relata trademarks in the U.S. However we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our trademark rights. Although we have begun the registration process of our trademarks in the U.S., it is not yet complete. Additionally, we do not have any assurances that the trademark applications will be successful. Failure to adequately protect our trademark rights could harm or even destroy the Stratabase brand and impair our ability to compete effectively. The value to creating market awareness of the Stratabase and Relata marks will be diminished if we cannot protect the name. Furthermore, defending or enforcing our trademark rights could result in the expenditure of significant financial and managerial resources.

Although we do not believe that our business infringes on the rights of third parties, there can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require us to obtain a license to third party intellectual rights. In addition, there can be no assurance that such licenses will be available on reasonable terms or at all.

EMPLOYEES

As of June 23, 2004 we had 3 full-time employees, including Mr. Trevor Newton, Chairman of the Board, President, Secretary, Treasurer and CEO. Mr. Newton supervises the company's operations. It is anticipated that we will need to add additional managerial, technical and administrative staff in the future in order to realize our business objectives. We currently utilize 2 software programmers and outsource to outside software contractors on an as-needed basis.

Our equipment and primary agreements

We leased a Bandwidth/Connectivity (fiber optic line) from Telus Corp. in British Columbia. It was the subject of a three-year agreement which commenced on February 1, 2001, and called for a monthly fee of CDN $1,000. The lease terminated December 31, 2003 and we currently have a monthly agreement for high-speed, cable internet access.

Additionally, we pay an annual premium of approximately $1,500 for a one year term comprehensive general liability insurance policy with the following coverage: (i) general liability - $1,400,000; (ii) database - $150,000; (iii) hardware - $125,000; and (iv) Flood/Earthquake - $185,000. (Figures are converted from Canadian dollars).

DESCRIPTION OF PROPERTY

We do not own any real property. Our offices are approximately 2,000 square feet located at 34595 3rd Avenue, #101, Abbotsford, B.C., V2S.8B7, Canada. The office is leased for a two-year lease that commenced on February 1, 2001. The lease is being renewed for an additional twelve month period and, upon expiry in 2004, continues on a month-to-month basis. The monthly rent is approximately $1,500. We believe that the facilities will be adequate for the foreseeable future. All costs described in this section are stated in U.S. dollars as converted from Canadian dollars. Accordingly, the costs may vary to some degree with the currency exchange rate.

LEGAL PROCEEDINGS

We are not involved in any material pending litigation, nor are we aware of any material pending or contemplated proceedings against us. We know of no material legal proceedings pending or threatened, or judgments entered against any of our directors or officers in their capacity as such.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this proxy statement/prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, our directors or officers, primarily with respect to the future operating performance of Stratabase and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, but are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

OVERVIEW

We are a provider of Knowledge Worker Automation software. Knowledge Worker Automation (KWA) software is designed to allow enterprises to improve the efficiency of knowledge workers. The KWA software we have produced consists of web-based software tools. These tools allow enterprises to manage relationships and contacts, administer and organize time allocations, collaborate with others, manage data, automate communications and productivity reporting, and conduct data synchronization.

We released our proprietary software to the general public at the end of June 2003 (the software is called "Relata") in beta form. We have not begun actively marketing the software yet. We have not derived any revenue to date from our proprietary products. We no longer have an active sales staff, although we expect to rebuild our sales staff when we find suitable personnel for these positions.

It was originally thought by management that the demand for open source software would increase significantly over time, and that open source software developers would realize significant revenue from associated service contracts. While this has indeed happened over the last four years in the software industry, we have seen much of the anticipated service revenues go to established service contractors such as the likes of IBM, and not to small companies like us. Therefore it was determined by management that we can extract more value from our software by keeping it proprietary, and offering it on a subscription basis as a hosted solution.

We previously generated revenues by selling databases of sales leads and mailing lists, and providing technical services aimed to customize and improve the quality of the databases we sold. Such technical services and customization substantially occurred prior to sale of databases. Our open source software was designed to allow users to interface with and manage these databases, and customer relationships. It was the expectation of management that by giving the software away for free and making it open source, we would create demand for our database and technical services.

In 2001 and 2002, when we employed an open source business model, substantially all of our revenues related to the provision of databases to our customers with a small portion of our revenue relating to the provision of technical and hardware services. However, the magnitude of these revenues was not sufficient to generate the level of shareholder value that management feels is expected by its shareholders. Therefore the decision was made by management to alter Stratabase's business model to focus on proprietary software. We are therefore no longer supporting open source code software. Although we are no longer supporting our open source software, we plan to continue offering database and technical services in connection with our proprietary software.

Stratabase was incorporated under the laws of the State of Nevada on November 18, 1998, and commenced operations in January 1999. Our offices are located at 34595 3rd Avenue, Suite 101, Abbotsford, British Columbia, Canada, V2S 8B7. Our telephone number is (604) 504-5811.

RESULTS OF OPERATIONS

During the three months ended March 31, 2004, we incurred a net loss of $167,544 compared to a net loss of $421,155 for the comparative period in 2003. Our loss for the three months ended March 31, 2004 has decreased substantially over 2003 due to the change in our business such that we have minimized our work force and shut down operations located in Vancouver. Also included in the loss for the three months ended March 31, 2003 is a $171,206 provision for impairment against amounts lent (and unpaid interest) to Advanced Cell Technology ("ACT"). Our proprietary software was only issued at the end of June 2003 and we have not derived revenue from it to date. Although we have reduced our monthly operational expenses, we have continued to realize net losses due to the lack of sales from our proprietary software.

During the year ended December 31, 2003, we incurred a net loss of $1,027,276 compared to a net loss of $914,645 for the comparative period in 2002. Our net loss for 2003 has increased over 2002 due to the change in our business such that only minimal revenue has been recognized to date in 2003 whereas $430,240 was recognized in 2002. Also included in the loss for the year ended December 31, 2003 is a $171,206 provision for impairment against amounts lent (and unpaid interest) to Advanced Cell Technology ("ACT"). Our proprietary software was only issued at the end of June 2003 and we have not derived revenue from it to date. Although we have reduced our monthly operational expenses, we have continued to realize net losses due to the lack of sales from our proprietary software.

REVENUES

We did not have any revenues for the three-months ended March 31, 2004 while we had revenue of $5,000 for the comparable three-months in 2003. Our proprietary software was only issued at the end of June 2003 and we have not derived revenue from it to date.

Revenues for the year ended December 31, 2003 were $5,000 from one miscellaneous sale of our old product early in 2003, compared to revenues of $430,240 for the year ended December 31, 2002. Our proprietary software was only issued at the end of June 2003 and we have not derived revenue from it to date. Although we have reduced our monthly operational expenses, we have continued to realize net losses due to the lack of sales from our proprietary software. Development of our new proprietary software products had taken longer than expected; also, with the closing of our second office we lost the services of two of our salespeople, and therefore have not had an active sales staff to sell our database services. Although we expect to rebuild our sales staff in this area, we have not yet found suitable personnel for these positions. We have not derived any revenue to date from our proprietary products.

COST OF REVENUE

Cost of revenue for the three-months ended March 31, 2003 was $2,669 (including an inventory write-down of $1,683).

Cost of revenue for the year ended December 31, 2003 was $2,669 (including an inventory write-down of $1,683) for our only sale in 2003 as compared to $324,012 for the year ended December 31, 2002 when there was sales activity. In the prior year, significant costs were incurred for programming wages, media costs and renting databases. Over the past year, we have reduced our non-core workforce and closed one of our offices in order to reduce expenses.

RESEARCH AND DEVELOPMENT EXPENSES

During the quarter ended March 31, 2004, we incurred $33,293 in research and development costs pertaining to the development of our new proprietary software, as compared to $25,643 for the quarter ended March 31, 2003. Research and development in the first quarter of 2004 related to the development of our proprietary software for future sale. Such costs in 2004 substantially consist of salaries and wages for our development staff, which are up over the comparative period in 2003 due to preparation of our software for future sale.

During the year ended December 31, 2003, we incurred $154,544 in research and development costs pertaining to the development of our new proprietary software, as compared to $171,500 for the year ended December 31, 2002. Such costs in 2003 substantially consisted of salaries and wages for our development staff. The decrease over the prior year is due to the reduction of our research and development staff offset by the fact that we pay our R&D staff in Canadian dollars which has strengthened against the US dollar during 2003.

No significant research and development was undertaken prior to 2002. In 2002, in connection with the change in our business focus toward proprietary software, we incurred research and development expenses totaling $171,500, primarily consisting of salaries and wages for our development staff.

GENERAL AND ADMINISTRATIVE EXPENSES

General and Administrative (G&A) expenses for the quarters ended March 31, 2004 and 2003 were $ 135,195 and $229,044, respectively. G&A costs for the current quarter largely consist of depreciation and amortization of databases and domain names, accounting and professional fees, and salaries and wages. The decline in G&A expenses from 2004 to 2003 is largely attributable to the change of sales focus that resulted in a sharp decline in revenues in 2003 that led to a reduction in general monthly overhead in order to preserve cash. As well, our professional fees were higher in the first quarter of 2003 due to the initial filing of our registration statement in connection with our planned continuation into Canada.

General and Administrative (G&A) expenses for the years ended December 31, 2003 and 2002, were $705,888 and $794,939, respectively. The decline in G&A expenses from 2002 to 2003 is largely attributable to $255,750 of stock option compensation being recorded in 2002 for options granted in 2002 whereas no stock options were granted and no stock option compensation recognized in 2003. Additionally, due to the change of sales focus that resulted in a sharp decline in revenues in 2003, we have reduced general monthly overhead in order to preserve cash. This was offset by increases in certain 2003 G&A expenses including professional fees associated with compliance with Sarbanes-Oxley Act rules and the preparation of our S-4 Registration Statement regarding our company's continuation into Canada.

INTEREST AND OTHER INCOME

Interest and other income decreased from $8,701 for the three months ended March 31, 2003 to $944 for the current quarter. Amounts for 2003 largely reflect the interest being earned on interest-bearing investments consisting of the 20% annual interest rate attached to our $150,000 loan to Advanced Cell Technology ("ACT") made in the second quarter of 2002.

Interest and other income changed from $31,195 for the year ended December 31, 2002 to $2,031 for the year ended December 31, 2003. Amounts for 2002 largely reflect the interest rate being earned on interest-bearing investments consisting of the 20% annual interest rate attached to our $150,000 loan to Advanced Cell Technology ("ACT") made in the second quarter of 2002. Our loan to ACT came due on April 30, 2003 without payment or settlement. We have discussed this matter with ACT management who have indicated that steps are being taken to finance their company and repay outstanding loans made by our company and others. However, due to uncertainty as to the amount and timing of collection, we have recognized in 2003 a provision for impairment of this loan in the amount of $171,206. We are pursuing ACT for full collection of the amount outstanding. Any subsequent recovery will be recorded in the period it occurs. The loan continues to accrue interest at 20% per annum; however, subsequent to December 31, 2002 we are no longer recognizing interest income on the loan in our financial statements until such time that recoverability of such interest is deemed likely.

INCOME TAXES

There was no provision for income taxes during the three months ended March 31, 2004 or 2003 as a full valuation allowance was provided against net deferred tax assets.

The provision for income tax was nil for the year ended December 31, 2003, as compared to $85,629 for the previous year. The 2002 provision largely consisted of $90,321 being recognized as tax expense in respect of stock option compensation, the deduction benefit of which was recognized as additional paid-in capital. Additionally, a loss-carryback was claimed in 2002 in the amount of approximately $50,000. This was claimed to recover taxes previously paid and was received during 2003. This recovery was offset by an additional valuation allowance provided against previously recognized deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2004, we had $397,704 in cash, a decrease of $111,476 since December 31, 2003. The decrease in cash is substantially due to continued operating losses. Losses from operations are expected to continue in the future as we shift our revenue model to developing and selling new proprietary software. If revenues and spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve sustained profitability. Even if sustained profitability is achieved, we may not sustain or increase such profitability on a quarterly or annual basis in the future. Our policy is to pay all operational expenses when due, provided that the vendor, in the normal course of business, has satisfied all necessary conditions for payment.

Net cash used in operating activities during the three months ended March 31, 2004 was $111,321 compared to $121,672 during the three months ended March 31, 2003. Although the net loss in 2003 ($421,155) was higher than in 2004 ($167,544), we generated a similar loss from operations due to the provision for loan impairment of $177,500 in 2003 related to the loan to ACT. Included in our 2004 loss of $167,544 was $67,219 of amortization relating to our investment in acquired databases and domain names and other property and equipment.

There were no investing activities in the first quarter of 2004. During the three months ended March 31, 2003, we purchased domain names totaling $1,015.

As of December 31, 2003, we had $509,180 in cash, an increase of $375,087 since December 31, 2002. The increase in cash is substantially due to the $350,000 private placement we completed in April 2003 and the $510,016 private placement completed in December 2003.

Net cash used in operating activities during the year ended December 31, 2003 was $472,987 compared to $1,165,026 during the year ended December 31, 2002. Although the net loss in 2003 ($1,027,276) was higher than in 2002 ($914,645, including stock option compensation expense of $255,750), we generated a much smaller negative cash flow from operations due to a substantial reduction in accounts payable in 2002 of $782,423 relating to accounts payable outstanding at January 1, 2002. Additionally, in 2003 we received $62,844 from the carryback of 2002 losses to recover taxes paid prior to 2002.

Investing activities for 2003 were negligible being only $2,242 in respect of the acquisition of miscellaneous domain names and computer equipment. During the year ended December 31, 2002, we purchased databases and domain names totaling $154,761. In 2002 we further entered into a loan agreement with ACT whereby we would loan them $150,000 at 20% interest per annum repayable in 2003. In 2003 we recognized a provision for impairment of this loan in the amount of $171,206 as discussed above.

During 2003 we received proceeds from financing activities of $860,016 compared to net proceeds of $344,000 in 2002. We will require additional capital to fund operations, take advantage of acquisition opportunities, develop or enhance services, or respond to competitive pressures. As a result of the private issuance on April 7, 2003 of 200,000 shares and 200,000 warrants exercisable until April 7, 2005 at an exercise price of $2.50, we raised $350,000. We raised an additional $510,016 in December 2003 by the issuance of an aggregate of 1,961,600 shares of common stock, 1,961,600 Class A warrants and 1,961,600 Class B warrants; the Class A warrants are exercisable on December 23, 2005 for a period of two years at an exercise price of $0.45 per share of common stock and the Class B warrants are exercisable on December 23, 2006 for a period of four years at an exercise price of $0.75. In 2002, financing activities included the receipt of the proceeds from the exercise of common stock options of $242,000 and payments from related parties of $102,000.

We have no long-term debt. We have reduced our expenses by downsizing staff and closing one of our offices. We believe that our available cash, together with future revenues, will be sufficient to fund our immediate working capital requirements. We further believe that we can generate sufficient liquidity to carry out our operational activities. We have no long-term employment contracts and can reduce our work-force, as necessary, if revenues are not sufficient to support our existing operations or until additional funding can be obtained. Since we currently only have three people employed, any significant further reductions in our work force may directly negatively affect our operations. For example, if we dismiss an engineer, new product development may be delayed.

Notwithstanding, we cannot be certain that any required additional funding will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the issuance and exercise of warrants, then existing stockholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other equity instruments, we may be subject to certain limitations in our operations, and issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop or enhance services or respond to competitive pressures.

During the 2001 fiscal year, we accepted non-interest bearing notes from Messrs. Newton and Coombes for $200,000 and $175,000, respectively, for the 2001 exercise of stock options which were previously granted. The notes accepted on exercise came due on April 1, 2003. In May 2003, we reached an oral agreement with Messrs. Newton and Coombes to settle the indebtedness by accepting 150,000 common shares of Stratabase as payment in full for Mr. Newton's outstanding note and 130,000 common shares of the Company as payment for Mr. Coombes' outstanding note, representing a total value of $385,560 as compared to the $375,000 face value of the notes. The total value was determined based on quoted market prices of our common stock on the redemption date. The redemption and cancellation of these shares occurred in May 2003. No gain or loss was recognized on the redemption. Notwithstanding that the indebtedness owed to us by Messrs. Newton and Coombes was evidenced by two separate written promissory notes, we did not memorialize in a writing our agreement to settle the indebtedness by issuing 150,000 and 130,000, respectively, shares to said individuals.

GOING CONCERN CONSIDERATION

Our activities historically have been supported by available cash on hand and revenues generated from the sales of our products and services. As indicated in our balance sheet at March 31, 2004 we had $397,704 in cash and after $52,932 of liabilities and certain other current assets had $358,441 in working capital. We estimate that our cash expenditures over the next twelve months to be approximately $40,000 per month. We are in need of additional financing or a strategic arrangement in order to continue our planned activities for the remainder of the current fiscal year. These factors, among others, indicate that Stratabase may be unable to continue operations in the future as a going concern. Our plans to deal with this uncertainty include further reducing expenditures and raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that management's plans to reduce expenditures, raise capital or enter into a strategic arrangement can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should Stratabase be unable to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern as we have refocused our business model on our proprietary software and it has only recently been released in beta-form and we have generated no revenue from it to date. As a result we have incurred recurring operating losses. Accordingly, our independent auditors included an explanatory paragraph in their report on the December 31, 2003 financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Company's discussion and analysis of its financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, inventories, long-lived assets, income taxes, and contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its financial statements:

On April 30, 2003, our note receivable from ACT came due and was not repaid. Senior management of ACT has advised us that steps are being taken to settle the outstanding note receivable in full. Management has considered the likelihood of full collection of principal and interest in light of the plans laid out by ACT and has recorded a provision for impairment in its Statement of Operations for the $150,000 principal amount and $21,206 of unpaid interest to December 31, 2002. The Company is pursuing ACT for full collection of the amount outstanding, but at this time the ultimate amount recoverable and the timing is indeterminable. Any subsequent recovery will be recorded in the period it occurs.

We account for impairment of long-lived assets, which include property and equipment, databases and domain names, in accordance with the provisions of

Statement of Financial Accounting Standard ("SFAS") No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed quarterly or whenever a change in condition occurs which indicates that the carrying amounts of assets may not be recoverable. Such changes may include changes in our business strategies and plans, which occurred during 2002 when we changed our business focus to the development of proprietary software. We are proceeding well toward the completion of our development and expected launch of our new software in 2004. In conducting our impairment analyses, we largely utilized information from independent valuation obtained in connection with our plans to move to Canada. The impairment analysis employed involved assumptions concerning the remaining useful lives of our databases and domain names (the majority being 1-2 years), interest and discount rates, growth projections and other assumptions of future business conditions and estimated proceeds on disposal should we plan to sell the databases and domain names. The assumptions employed were based on our judgment using internal and external data.

We are also reviewing our long-term plans for each of these databases and domain names.

Based on our review, no impairment adjustment is considered necessary at March 31, 2004, December 31, 2003 and 2002. The estimated useful life of the long-lived assets has been assessed by management and is still appropriate, including the assessment that only one year of useful life remains on the databases. The determination of whether or not long-lived assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the estimated future cash flows expected to result from the use of those assets. Changes in our strategy, assumptions and/or market conditions could significantly impact these judgments and require adjustments to recorded amounts of long-lived assets.

SOFTWARE DEVELOPMENT COSTS

Software development and implementation costs are charged to expense until we determine that the software will result in probable future economic benefits and management has committed to funding the project. Thereafter, all direct external implementation costs and purchase software costs are capitalized and amortized using the straight-line method over remaining estimated useful lives, generally not exceeding five years. To date, no such costs have been capitalized as we only recently began developing proprietary software for sale to potential customers.

These accounting policies are applied consistently for all years presented. Our operating results would be affected if other alternatives were used. Information about the impact on our operating results is included in the notes to our financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN No. 46 was effective for all variable interest entities ("VIEs") created after January 31, 2003. The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs.

The implementation of this new standard is not expected to have a material effect on the Company's financial statements.

On May 15, 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS No. 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003.

The implementation of this new standard did not have a material effect on the Company's financial statements.

CONTRACTUAL OBLIGATIONS

We do not have any material contractual obligations currently outstanding requiring payments over the next five years.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements as of December 31, 2003, March 31, 2004 or of the date of this report.

                                                     SELECTED FINANCIAL DATA


                                                            STRATABASE
                                             SUPPLEMENTARY FINANCIAL INFORMATION
                                                      2002 QUARTER ENDED
                                     -------------------------------------------------------
                                      DECEMBER 31   SEPTEMBER 30     JUNE 30       MARCH 31
                                     -------------------------------------------------------
                                      (Unaudited)     (Unaudited)    (Unaudited) (Unaudited)
STATEMENT OF OPERATIONS DATA
      Revenues                       $    10,705    $    70,503    $    68,971    $   280,061

      Gross profit                       (55,395)      (3,005)       (26,623)       191,251
      General and administrative
      expenses                           169,065        279,667        237,492        108,715
      Net income (loss)                 (363,861)      (321,428)      (285,914)        56,558
      Dividends declared                    --             --             --             --
EARNINGS (LOSS) PER SHARE OF
      COMMON STOCK
             Basic                   $     (0.05)   $     (0.04)   $     (0.04)          0.01
             Diluted                       (0.05)         (0.04)         (0.04)          0.01
             Dividends per share            --             --             --             --
BALANCE SHEET DATA
      Total assets                   $   983,038    $ 1,183,539    $ 1,775,317    $   983,038
      Long-term obligations          $      --      $      --      $      --      $      --
      Weighted average shares outstanding -
      diluted                          8,033,372      8,033,372      7,928,372      7,394,486


                                                            STRATABASE
                                                SELECTED FINANCIAL DATA - CONTINUED



                                                        2003 QUARTER ENDED
                                     -------------------------------------------------------
                                      DECEMBER 31   SEPTEMBER 30     JUNE 30       MARCH 31
                                     -------------------------------------------------------
                                      (Unaudited)     (Unaudited)    (Unaudited)  (Unaudited)
STATEMENT OF OPERATIONS DATA
       Revenues                      $      --      $      --      $      --      $     5,000

       Gross Profit                         --             --             --            2,331
       General and administrative        145,856        159.686        171,302        229,044
       expenses
       Net income (loss)                 (29,694)      (368,271)      (208,156)      (421,155)
       Dividends declared                   --             --             --             --
EARNINGS (LOSS) PER SHARE OF
       COMMON STOCK
               Basic                       (0.00)         (0.05)         (0.03)         (0.06)
               Diluted                     (0.00)         (0.05)         (0.03)         (0.06)
               Dividends per share          --             --             --             --
BALANCE SHEET DATA
       Total assets                     $804,556       $479,290    $   681,899    $   591,362
       Long-term obligations         $      --      $      --      $      --      $      --
       Weighted average shares outstanding -
                                       8,123,946      7,953,372      7,801,150      7,283,372


                                             2004 QUARTER ENDED
                                                     MARCH 31
                                         -----------------------------
                                                     2004
                                                  -----------
                                                  (Unaudited)
STATEMENT OF OPERATIONS DATA
       Revenues                                   $     -

       Gross
       Profit                                           -
       General and administrative expenses            135,195
       Net loss                                      (167,544)
       Dividends declared                                --
LOSS PER SHARE OF COMMON STOCK
               Basic and Diluted                  $     (0.02)
               Dividends per share                       --
BALANCE SHEET DATA
       Total assets                               $   624,856
       Long-term obligations                      $      --
       Weighted average shares outstanding          9,914,972

                MARKET PRICES, DIVIDENDS AND TRADING INFORMATION

STRATABASE COMMON STOCK

In July 2000 our common stock began trading on the Over the Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "SBSF.OB". The Over the Counter Bulletin Board is maintained by the NASDAQ Stock Market, but does not have any of the quantitative or qualitative standards such as those required for companies listed on the NASDAQ Small Cap Market or National Market System. The following table sets forth the range of high and low bid prices of our common stock for the quarters indicated:



Calendar Year                                         High Bid           Low Bid

2004:

First quarter                                           $1.25             $0.45
April                                                   $0.65             $0.55
May                                                     $0.55             $0.46


2003:

First quarter                                            $1.65            $1.20
Second quarter                                           $1.55            $0.61
Third quarter                                            $0.70            $0.23
Fourth quarter                                           $0.45            $0.25


2002:

First quarter                                            $1.59            $1.11
Second quarter                                           $3.37            $1.31
Third quarter                                            $2.88            $1.25
Fourth quarter                                           $2.37            $1.10



The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from the National Quotation Bureau OTC Market Report. We estimate that as of June 23, 2004 there were approximately 90 holders of record of the Common Stock.

OUR TRANSFER AGENT

We have appointed Securities Transfer Corp., with offices at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, (469) 633-0101, as transfer agent for our shares. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

                                   MANAGEMENT

Our present officers and directors are as follows:



Name              Age  Position


Trevor Newton     35   President, Secretary, Treasurer, Chief Executive Officer

Fred Coombes      51   Vice President of Corporate Development and Director

Scott Praill      38   Director



TREVOR NEWTON, since our incorporation to the present, has been our President, Secretary, Treasurer and Chief Executive Officer. Mr. Newton oversees all aspects of operations and business development for Stratabase. Mr. Newton graduated from Simon Fraser University in 1993 with a Masters Degree in Economics, and from the University of Victoria in 1991 with a Bachelor of Science degree in Economics. From 1994 to 1995 Mr. Newton taught Economics and Statistics at the University College of Fraser Valley, and from February 1996 until October 1996, Mr. Newton was a registered representative with a broker-dealer. From October 1996 until 1999, Mr. Newton was employed at a company which ran a financial website published financial information, such as stock quotes and news, to its users 24 hours a day. His responsibilities included the overseeing of all aspects of operations such as programming, technical infrastructure and marketing.

FRED COOMBES, since our inception to the present, has been one of our Directors and since January 20, 1999, to the present our Vice-President of Corporate Development. Since 1987 to the present, Mr. Coombes has also acted as the President of Co-ab Marketing, Ltd., an investor and corporate relations firm.

SCOTT PRAILL has served on our Board of Directors of Stratabase since October 2002. Mr. Praill is a financial professional who has been employed by leading companies such as Placer Dome and Westcoast Energy, and was a Senior Accountant for Price Waterhouse, where his responsibilities included the planning of financial statement audits and ensuring Canadian and U.S. GAAP compliance. His duties have also included assessment of adequate financial statement disclosure; preparing and reviewing financial information including pro-forma financial statements for prospectuses, information circulars and other offering documents related to acquisitions, mergers and the issuance of debt and equity securities; evaluating public company operating results through financial statement and financial ratio analysis; and reviewing financial internal control systems and preparing reports for presentation to Audit Committees and Boards of Directors. Mr. Praill has extensive experience in public company financial reporting including compliance with Canadian and U.S. securities exchange requirements and the preparation and review of financial statements. Mr. Praill was the director of finance for Inflazyme Pharmaceuticals. Mr. Praill is currently a self-employed financial consultant. Mr. Praill has earned the following designations: Chartered Accountant (BC, 1996), Certified Public Accountant (Illinois, 2001), and a Bachelor of Science Degree (Simon Fraser University,
1989).

Our directors have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until death, resignation or removal.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended December 31, 2003, the Board of Directors held no regular meetings and took 4 actions by unanimous written consent.

The Board of Directors has established an Audit Committee. Mr. Praill, the sole member of the Audit Committee, is the audit committee financial expert. The Audit Committee recommends engagement of the company's independent auditors, is primarily responsible for approving the services perform by the independent auditors and for reviewing and evaluating our accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters.

The Board has established an Option Committee and a Compensation Committee, each consisting of Messrs. Newton and Coombes. The Option Committee recommends and grants options to individuals under the option plans adopted by the company. The Compensation Committee recommends and grants compensation to individuals who work for the company.

The Board does not have a nominating committee, the functions of which are performed by the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they filed.

We are not aware of any instances in fiscal year 2003 when an executive officer, director or owners of more than 10% of the outstanding shares of our common stock failed to comply with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, other than the Form 4s which should have been filed by our directors Trevor Newton and Fred Coombes..

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation we paid for the years ended December 31, 2003, 2002 and 2001, for services of Trevor Newton, our Chairman, President, Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer. We have not paid any executive officer in excess of $100,000 (including salaries and benefits) during the years ended December 31, 2003, 2002 or 2001.

                           SUMMARY COMPENSATION TABLE
                                        Annual Compensation           Long Term Compensation
                                                                      Awards                     Payouts
Name and Principal               Year   Salary    Bonus   Other       Securities   Restricted    LTIP       All Other
Position                                (US$)     (US$)   Annual      Underlying   Shares or     Payouts    Compen-
                                                          Compen-     Options/     Restricted    (US$)      sation
                                                          sation      SARs         Share
                                                          (US$)       Granted      Units
------------------------------   ----   -------   -----   ------      ----------   -----------   --------   ---------
Trevor Newton                    2003   $90,000   N/A     N/A         N/A          N/A           N/A        N/A
Chief Executive Officer, Chief   2002   $75,000   N/A     N/A         N/A          N/A           N/A        N/A
Operating Officer, Secretary,    2001   $60,000   N/A     N/A         225,000      N/A           N/A        N/A
Treasurer

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

----------------------------- -------------------------- -------------------- --------------- ------------------------
                                Number Of Securities      Percent Of Total
                               Underlying Options/SARs      Options/SARs
                                     Granted (#)             Granted To        Exercise or
                                         (b)                Employees In        Base Price
            Name                                             Fiscal Year          ($/Sh)          Expiration Date
            (a)                                                  (c)               (d)                  (e)
----------------------------- -------------------------- -------------------- --------------- ------------------------
Trevor Newton, President,
Secretary, Treasurer,
Chairman of the Board of
Directors, Chief Operating              None                    None               None                None
and Executive Officer
----------------------------- -------------------------- -------------------- --------------- ------------------------

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

------------------------------------ ------------------- -------------------- -------------------- -------------------
                                                                                   Number Of
                                                                                  Unexercised           Value Of
                                                                                  Securities          Unexercised
                                                                                  Underlying          In-The-Money
                                                                                Options/SARs At      Options/SARs At
                                      Shares Acquired                             FY-End (#)           FY-End ($)
                                        On Exercise        Value Realized        Exercisable/         Exercisable/
               Name                         (#)                  ($)             Unexercisable       Unexercisable
                (a)                         (b)                  (c)                  (d)                 (e)(1)
------------------------------------ ------------------- -------------------- -------------------- -------------------
Trevor Newton, President,
Secretary, Treasurer, Chairman of
the Board of Directors, Chief               None                None              $225,000/$0         $0/$0
Operating and Executive Officer
------------------------------------ ------------------- -------------------- -------------------- -------------------


(1) The closing bid price of our common stock on December 31, 2003 was $0.45 and accordingly the unexercised options at December 31, 2003 had no value.

We have no employment agreements with any of our executive officers or employees.

During the 2003 fiscal year, we paid a salary of $90,000 for the services of Mr. Trevor Newton, the President, Chief Executive Officer, Secretary and Treasurer, and fees of $56,074 for the services of Mr. Fred Coombes, the Vice President of Corporate Development.

                           RELATED PARTY TRANSACTIONS

During the 2001 fiscal year, we accepted non-interest bearing notes from Messrs. Newton and Coombes for $200,000 and $175,000, respectively, for the 2001 exercise of stock options which were previously granted. The notes receivable from each of Messrs. Newton and Coombes were written non-interest bearing and were to be paid from the proceeds from the sale of the stock acquired through the exercise of the stock options. The notes were due and payable on April 1, 2003. In May 2003, we reached an oral agreement with Messrs. Newton and Coombes to settle the indebtedness by accepting 150,000 common shares of Stratabase as payment in full for Mr. Newton's outstanding note and 130,000 common shares of the Company as payment for Mr. Coombes' outstanding note, representing a total value of $385,560 as compared to the $375,000 face value of the notes. The total value was determined based on quoted market prices of our common stock on the redemption date. The redemption and cancellation of these shares occurred in May 2003. No gain or loss was recognized on the redemption. Notwithstanding that the indebtedness owed to us by Messrs. Newton and Coombes was evidenced by two separate written promissory notes, we did not memorialize in a writing our agreement to settle the indebtedness by issuing 150,000 and 130,000, respectively, shares to said individuals.

                               SECURITY OWNERSHIP

The following table lists, as of June 23, 2004 , the number of shares of common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Unless indicated otherwise, the address for each of the person listed below is c/o Stratabase, 34595 3rd Avenue, Abbotsford, B.C. V2S 8B7 Canada.

The percentages below are calculated based on 9,914,972 shares of common stock issued and outstanding, plus in the case of a person who has the right to acquire additional shares within 60 days, any new shares which would be issued to effect such acquisition.

      Officers, Directors,
         5% Shareholder                         No. of Shares                 Beneficial Ownership %
        -----------------                       -------------                 ----------------------
Trevor Newton                                   2,897,400        (1)                  28.57%


Fred Coombes                                      912,300        (2)                   9.20%


Scott Praill                                       40,000        (3)               Less than 1%

Y. de Joie                                        876,177        (4)                   8.84%

A. Ramic                                          876,170        (4)                   8.84%

All Directors and executive
officers as a Group (3 persons)*
                                                3,849,700                             37.82%

(1) Includes 225,000 options to purchase common stock at a purchase price of $0.60 per share, all of which are vested.

(2) Includes 30,000 shares of common stock owned by Mr. Coombes' children, Candice Coombes, Mackenzie Coombes and Carley Coombes.

(3) Scott Praill was granted 100,000 options pursuant to the 2002 Stock Option Plan to purchase common stock at a purchase price of $1.30 per share. Of these options, only 40,000 are currently vested. The balance of his options vests as follows: 20,000 on December 31, 2004; 20,000 on June 23, 2005 and 20,000 on
December 31, 2005.

(4) Does not include the warrants held by each of the above individuals, of which 480,800 are not exercisable until December 23, 2005 and 480,800 are not exercisable until December 23, 2006.

* These shares are attributed to Trevor Newton, Fred Coombes and Scott Praill.

The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                          DESCRIPTION OF CAPITAL STOCK

We are currently authorized to issue 25,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of June 23, 2004, we have issued, 9,914,972 shares of common stock.

Each share of our common stock has equal, non-cumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund provisions applicable to it. The shares are fully paid for and non-assessable when issued. In addition, we have issued an aggregate of 1,750,000 options to purchase our common stock at a price range of $.50 - $1.45 per share pursuant to our 2000 Stock Incentive Plan, consisting of a share purchase plan and a share option plan, of which 1,050,000 had been exercised at December 31, 2001. Shares fully vested at December 31, 2001, totaled 477,500. We reserved 1,750,000 shares for grant under the 2002 Stock Incentive Plan and have issued 330,000 of such shares to date. We have outstanding 200,000 warrants to purchase 200,000 shares of our common stock, which are exercisable until April 2005 at $2.50 per share. These warrants were issued in a private placement to a foreign investor in April 2003 in connection with their purchase of 200,000 shares of common stock for an aggregate purchase price of $350,000. We have outstanding 3,923,200 Class A and Class B warrants. The 1,961,600 Class A warrants are exercisable for five years commencing December 23, 2005, to purchase one share of common stock at an exercise price of $0.45 per share. The 1,961,600 Class B warrants are exercisable for four years commencing December 23, 2006, to purchase one share of common stock at an exercise price of $0.75 per share.

Except for these warrants and options, there are no outstanding options, warrants, or rights to purchase any of the securities of Stratabase.

We authorized the issuance of up 1,000,000 shares of preferred stock, with timing and terms at the discretion of the board of directors. No shares of preferred stock have been issued as of the date of this prospectus.

                              STOCKHOLDER PROPOSALS

Stockholders of Stratabase may submit proposals to be considered for stockholder action at the Special Meeting of Stockholders if they do so in accordance with applicable regulations of the SEC and the laws of the State of Nevada. In order to be considered for inclusion in the proxy statement for the meeting, the Secretary must receive proposals no later than July 31, 2004. Stockholder proposals should be addressed to the Secretary, 34595 3rd Avenue, Suite 101, Abbotsford, BC, V2S.8B7, Canada.

                                     EXPERTS

The 2003 financial statements incorporated by reference in this prospectus have been audited by BDO Dunwoody LLP, independent auditors, to the extent and for the period set forth in their report, incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The 2002 financial statements incorporated by reference in this prospectus have been audited by Moss Adams LLP, independent public accountants, to the extent and for the period set forth in their report, incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for Stratabase by Miller Thomson LLP, Vancouver, British Columbia, Canada. Material income tax consequences of the continuance will be passed upon for Stratabase by Meyers Norris Penny LLP.

                              AVAILABLE INFORMATION

Stratabase has been and is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with those requirements, we file, and after the conversion will file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, proxy and information statements and other information that we file electronically with the SEC are available on this site.

This proxy statement/prospectus does not contain all the information set forth in that registration statement and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The registration statement and any subsequent amendments, including exhibits filed as a part of the registration statement, are available for inspection and copying as set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/ prospectus, and information filed later with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the conversion.

(a) Annual Report on Form 10-KSB for the year ended December 31, 2003; (b) Current Report of Form 8-K dated April 7, 2003; (c) Form S-8 filed on February 12, 2002 and (d) Form 10-QSB for the quarter ended March 31, 2004.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary
Stratabase
34595 3rd Avenue
Abbotsford, B.C. V2S 8B7
(604) 504-5811

You should rely only on the information incorporated by reference or provided in this proxy statement/prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front of the document.

This proxy statement/prospectus is accompanied by a copy of Stratabase's 2003 Form 10-KSB and the 2004 Form 10-QSB.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this proxy statement/prospectus may include "forward-looking statements". This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes," "could," "possibly," "probably," "anticipates," "estimates,"

"projects," "expects," "may," "will," or "should" or the negative thereof or other variations thereon or comparable terminology.

This proxy statement/prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans. These statements may be found under "Business", as well as in this proxy statement/prospectus generally. Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and elsewhere in this proxy statement/ prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

                                                                         ANNEX A

                               PLAN OF CONVERSION

It  is  hereby   certified  that:

1. The constituent business corporation participating in the plan of conversion is Stratabase, which is incorporated under the laws of the State of Nevada ("Stratabase Nevada"). The current address of Stratabase is 34595 3rd Avenue, Suite 101, Abbotsford, BC, Canada V2S.8B7.

2. The proposed name of the resulting business corporation is Stratabase Inc., a company continued under the laws of Canada ("Stratabase Canada"). The proposed address of Stratabase Inc. will be 34595 3rd Avenue, Suite 101, Abbotsford, BC, Canada V2S.8B7.

3. A copy of the Articles of Continuance and By-Laws of Stratabase Canada is attached hereto.

4. Stratabase Nevada desires to effectuate a conversion to Stratabase Canada pursuant to Nevada Revised Statutes Chapter 92A.105.

5. The conversion of Stratabase, a Nevada corporation, to Stratabase Inc., a Canadian corporation, is intended to qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Upon the effective date of the conversion, each issued and outstanding share of Stratabase Nevada shall automatically, without any action on the part of the company or a stockholder, become one issued and outstanding share of Stratabase Canada.

6. Stratabase Nevada is authorized to issue 25,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the date hereof, Stratabase Nevada has 8,033,372 shares of common stock issued and outstanding.

7. Stratabase Canada is authorized to issue shares of common shares and preferred shares. Upon the effective date of the plan of conversion, Stratabase Canada will have 8,033,372 common shares issued and outstanding.

8. Upon the effectiveness of the plan of conversion, the separate existence of Stratabase Nevada shall cease.

9. The Articles of Incorporation and By-Laws of Stratabase Canada will be the Articles of Incorporation and By-Laws of Stratabase Canada, the resulting entity, and will continue in full force and effect until changed, altered or amended as provided in the Canada Business Corporations Act.

10. The officers and directors of Stratabase Nevada shall be the officers and directors of Stratabase Canada upon the effective date of the plan of conversion, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated.

11. The plan of conversion was duly adopted by the Board of Directors of each of Stratabase Nevada and Stratabase Canada on January 12, 2003.

12. The plan of conversion was duly adopted by the stockholders of Stratabase Nevada at a meeting duly constituted and held on _____, 2003.

The plan of conversion shall be effective upon the filing hereof.


STRATABASE

By:____________________

Name:
Title:

STRATABASE INC.

BY: ____________________

NAME:
TITLE:

Industry            Industrie                    FORM 11           FORMULE 11
Canada              Canada                       ARTICLES OF       CLAUSES DE
Canada Business     Loi canadienne sur           CONTINUANCE       PROROGATION
Corporations Act    les societes par actions     (SECTION 187)     (ARTICLE 187)
--------------------------------------------------------------------------------
     1 - Name of corporation                         Denomination de la societe

         STRATABASE INC.
--------------------------------------------------------------------------------
     2 - The place in Canada where the registered    Lieu au Canada ou doit etre
         office is to be situated                    situe le siege social

         34595 3rd Avenue, Suite 101, Abbotsford, BC, Canada V2S.8B7
--------------------------------------------------------------------------------
     3 - The classes and any maximum number of       Categories et tout nombre
         shares that the corporation is authorized   maximal d'actions que la
         to issue                                    societe est autorisee a
                                                     emettre

         The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares. The said classes of shares shall be attached thereto the rights and restrictions as set forth in Schedule A attached hereto.

--------------------------------------------------------------------------------
     4 - Restrictions, if any, on share transfers  Restrictions  sur le transfert des actions, s'il
                                                   y a lieu

         See Schedule B attached hereto.
--------------------------------------------------------------------------------
     5  -  Number (or minimum and maximum number)  Nombre (ou nombre minimal
           of directors                            et maximal) d'administrateurs

           Minimum of One (1), Maximum of Ten (10)
--------------------------------------------------------------------------------
     6 - Restrictions,  if any, on business the    Limites imposees a l'activite
         corporation may carry on                  commerciale de la societe,
                                                   s'il y a lieu
         None.
--------------------------------------------------------------------------------
     7 - (1) If change of name effected,           (1) S'il y a changement de
         previous name                             denomination, denomination
                                                   anterieure

         Stratabase

         (2) Details of incorporation             (2) Details de la constitution

         The Company was incorporated pursuant to the laws of the State of Nevada on November 18, 1998 under the name Stratabase.com, and the name of the Company was changed as of June 25, 2001 to Stratabase.

--------------------------------------------------------------------------------
     8 - Other provisions, if any                  Autres dispositions, s'il y a
                                                   lieu

         See Schedule B attached hereto.
--------------------------------------------------------------------------------
         Date     |               Signature              |     Title - Titre
                  |                                      |
                  |                                      |       Director
--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT |   Filed - Deposee
Corporation No. - N(degree)de la societe                     |
--------------------------------------------------------------------------------
IC 3247 (01-95) (cca 1391)

                                  SCHEDULE "A"
                  TO ARTICLES OF CONTINUANCE OF STRATABASE INC.
                               (the "Corporation")



                  Rights and Restrictions Attached to the Shares

         The shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

         (a) The holders of the Common shares shall be entitled to receive notice of, to attend and to vote at meetings of the shareholders of the Corporation.

         (b) The Corporation may issue Preferred shares in one or more series;

         (c) The Directors may by resolution fix the number of shares in, and determine the designation of the shares of each series of Preferred shares;

         (d) The Directors may by resolution alter the Articles of the Corporation to create, define and attach rights and restrictions to the shares of each series.

                                  SCHEDULE "B"
                  TO ARTICLES OF CONTINUANCE OF STRATABASE INC.
                               (the "Corporation")

The Corporation may purchase or otherwise acquire shares issued by it.

If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:

         borrow money upon the credit of the Corporation;

         issue, reissue, sell or pledge debt obligations of the Corporation; and

         mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.


                                 STRATABASE INC.
                                  BY-LAW NO. 1

                                    CONTENTS
                    ---------------------------------------


Part 1 INTERPRETATION
Part 2 BUSINESS OF THE CORPORATION
Part 3 BORROWING AND SECURITIES
Part 4 DIRECTORS
Part 5 MEETINGS OF DIRECTORS
Part 6 COMMITTEES OF THE BOARD
Part 7 ADVISORY COMMITTEE
Part 8 PROTECTION AND INDEMNITY OF DIRECTORS AND OTHERS
Part 9 OFFICERS
Part 10 SHARES AND TRANSFERS
Part 11 DIVIDENDS AND RIGHTS
Part 12 MEETINGS OF SHAREHOLDERS
Part 13 EXAMINATION OF RECORDS
Part 14 NOTICES
Part 15 EFFECTIVE DATE

                                 STRATABASE INC.
                               (the "Corporation")

                                     BY-LAW


         BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law relating generally to the conduct of the affairs of the Corporation, as follows:

PART 1   INTERPRETATION


         Definitions



In these by-laws, except as the context otherwise requires:

"Act" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. c-44, as from time to time amended, including the regulations thereunder, from time to time in force;

"appoint" includes elect and vice versa;

"Articles" means the articles of the Corporation as amended from time to time;

"board" means the board of directors of the Corporation from time to time and includes, to the extent that it has authority to act, a committee;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in effect;

"committee" means a committee of one or more directors appointed in accordance with the Act;

"meeting of shareholders" includes both an annual meeting and a special meeting of shareholders of the Corporation, and "special meeting of shareholders" means a meeting of shareholders or of the holders of any class or series of shares other than an annual meeting;

"recorded address" means:

in the case of a shareholder, the shareholder's address as recorded in the securities register;

in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there is more than one; and

in the case of a director, officer, or auditor, such person's most recent address as recorded in the records of the Corporation;

"signing officer" means, in relation to any instrument, a person authorized to sign the instrument on behalf of the Corporation by the by-laws or by a resolution passed by the directors; and

unless otherwise expressly provided in the by-laws a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.

         Interpretation

In the interpretation of the by-laws:

words importing singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter; and a word importing a person includes an individual, body corporate, partnership, trust, estate and an unincorporated organization.


         Headings

The division of a by-law into parts and the headings of parts and sections will be considered as for convenience of reference only and will not affect the construction or interpretation of the by-law.

         Conflict With Articles or Act

To the extent that there is any conflict between a provision of the by-laws and a provision of the Articles or the Act, the provisions of the Articles or the Act, as the case may be, will prevail.

         Void, Illegal or Invalid Provisions

Each   provision  of  the  by-laws  is  intended  to  be   severable,   and  the
unenforceability   or  invalidity   of  any   provision   will  not  affect  the
enforceability or validity of any other provision of the by-laws.

PART 2   BUSINESS OF THE CORPORATION

         Registered Office

The Corporation may from time to time:

by resolution of the board change the address of the registered office of the Corporation within the province in Canada specified in the Articles; and by an amendment to the Articles, change the province within Canada in which its registered office is situated.


         Corporate Seal

The board may by resolution adopt a seal for the Corporation and may, from time to time, change the seal that is adopted, and will provide for the safe custody of any seal that is adopted. A document executed on behalf of the Corporation is not invalid merely because the corporate seal is not affixed to it.

         Facsimile Signatures

The signature of an officer or director of the Corporation that is, by authority of the board, printed, lithographed, engraved or otherwise reproduced upon an instrument or document (including a negotiable instrument) to be signed, executed or issued by the Corporation or by any of its officers or directors, and an instrument or document on which the signature of any such person is so reproduced, will be as valid as if the signature had been affixed manually by such person, and will be so valid notwithstanding that, at the time of the issue or delivery of the instrument or document, the person whose signature is so reproduced is deceased, has ceased to hold the office giving rise to his authority or is otherwise incapacitated from personally signing the instrument or document.

         Reproduction

To enable the seal of the Corporation to be affixed to an instrument or document (including a negotiable instrument), whether in definitive or interim form, on which a facsimile of the signature of a director or officer of the Corporation is, in accordance with the by-laws, printed, lithographed, engraved or otherwise reproduced, there may be delivered to the person employed to engrave, lithograph or print the instrument or document one or more unmounted dies reproducing the Corporation's seal, and any two directors or officers of the Corporation may in accordance with the by-laws authorize such person to cause the Corporation's seal to be affixed to the instrument or document by the use of such a die.

         Financial Year

The financial year of the Corporation will terminate on such day in each year as the board may from time to time by resolution determine.

         Banking

The banking business of the Corporation, including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

         Voting Rights in Other Bodies Corporate

To enable the Corporation to exercise voting rights attaching to securities held by the Corporation:

the authorized signing officers of the Corporation may from time to time execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of such person or persons as may be determined by the officers by whom they are executed; and the board, or failing the board, the authorized signing officers of the Corporation, may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or will be exercised.


         Divisions and Departments

The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product lines or goods or services, as the board may consider appropriate in each case. The board, or subject to any direction by the board, the President, may authorize from time to time, upon such basis as may be considered appropriate in each case:

the further division of the business and operations of any such division into sub-units; the consolidation of the business and operations of any such divisions or sub-units;

subject to the Act, the designation of any division or its sub-units by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation, provided that the Corporation shall set out its name in legible characters in all places required by law; and the appointment of one or more officers for any such division or sub-unit, the determination of their powers and duties, and the settlement of their terms of employment and remuneration; provided that any officer so appointed shall hold office at the pleasure of the board or the President, as the case may be, without prejudice to such officer's rights under any employment contract in the event of his or her removal, and further provided that officers of a division or their sub-units shall not, as such, be officers of the Corporation.


PART 3   BORROWING AND SECURITIES

         Borrowing Power

Without limiting the powers of the board set forth in the Act, the board may from time to time, with or without the authority or the authorization of the shareholders, in such amounts and on such terms as it deems expedient, cause the Corporation to:

borrow money upon the credit of the Corporation, including by way of overdraft; issue, re-issue, sell or pledge bonds, debentures, notes or other evidences of indebtedness of the Corporation, whether secured or unsecured; give a guarantee to secure performance of any obligation to any person; or charge, mortgage, hypothecate, pledge or otherwise create a security interest in the undertaking of the Corporation or in all or any of the currently owned or subsequently acquired property and assets of the Corporation, including without limiting the generality of the foregoing, real and personal property, movable and immovable property, tangible and intangible assets, book debts, rights, powers and franchise, to secure any present or future obligation of the Corporation.


Nothing herein shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

         Delegation of Borrowing Authority

To the extent permitted by the Act, the board may from time to time delegate to a committee, to a director, or to an officer of the Corporation all or any of the powers conferred on the board by law or these by-laws to such extent and in such manner as the board from time to time determines.

         Rights Attaching to Debt Obligations

Any debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, issuance of or conversion into or exchange for shares or other securities, attendance and voting at meetings of the Corporation, appointment of directors or otherwise and may by its terms be assignable free from any equities between the Corporation and the person to whom it is issued or any subsequent holder thereof, all as the board determines.

PART 4   DIRECTORS

         Number and Powers

The board shall consist of the number of directors provided in the Articles, or, if a minimum and maximum number is so provided, that number of directors elected at the last meeting of shareholders where directors were elected. At least twenty-five per cent of the directors, or such greater number as required by the Act or any enactment, shall be resident Canadians. The board shall manage, or supervise the management of, the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the Articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

         Duties

Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall:

act honestly and in good faith with a view to the best interests of the Corporation; and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.


A director shall, within fifteen days after changing his or her address, send the Corporation a notice of that change.

Every director and officer of the Corporation shall comply with the Act, the Articles and by-laws and any unanimous shareholder agreement.

         Election and Term

Subject to the minimum and maximum number of directors specified in the Articles, the number of directors to be elected at a meeting of shareholders shall be the number of directors whose term of office has expired or expires, or such other number as the directors may determine by resolution in advance of the election. Directors shall be elected by the shareholders by ordinary resolution. If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected or appointed.

It is not necessary that all directors elected at a meeting of shareholders hold office for the same term. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following such director's election, but, if qualified, shall be eligible for re-election. A director may be elected for an expressly stated term, provided that such term shall expire no later than the close of the third annual meeting of shareholders following such director's election.

A retiring director shall cease to hold office at the close of the meeting of the shareholders at which such director's successor is elected unless such meeting was called for the purpose of removing such director from office as a director, in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his or her removal.

         Removal of Directors

Subject to the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting of shareholders remove any director before the expiration of such director's term of office, and the vacancy created by such removal may be filled at the same meeting by a majority of the votes cast by such shareholders, failing which it may be filled by the board. Any person elected or appointed to fill such a vacancy will hold office for the unexpired term of such person's predecessor.

         Vacation of Office

The office of a director shall be vacated if:

the director dies or resigns;
the director is removed from office; or
the director becomes disqualified from being a director under the Act.


         Vacancy in the Board

A quorum of the board may act notwithstanding any vacancy in its body, so long as the number of directors in office is not reduced below the minimum number of directors required by the Articles.

Subject to the Act and to the Articles, where a vacancy occurs in the board and the minimum number of directors required by the Articles remains in office, whether or not twenty-five percent thereof are resident Canadians, a quorum of directors may appoint a qualified person to hold office for the unexpired term of such person's predecessor.

If there is not a quorum of directors or if there has been a failure to elect the number or minimum number of directors provided for in the Articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

         Validity of Acts

An act by a director or officer is valid notwithstanding an irregularity in their election or appointment or a defect in their qualification.



PART 5   MEETINGS OF DIRECTORS

         Calling of Meetings

Meetings of the board and of any committee may be held at any place. A meeting of the board may be convened by the Chair of the Board, if any, the President or any two directors at any time, and the Secretary shall upon direction of any of the foregoing persons convene a meeting of the board.

         Notice of Meeting

Notice of the time and place for the holding of any meeting of the board or of any committee must be given to each director, or, to each member of the committee, as the case may be, not less than 24 hours before the time when the meeting is to be held. A notice of a meeting of the board or of any committee need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified, including a proposal to be placed before a meeting of the board to:

submit to the shareholders any question or matter requiring the approval of the shareholders; fill a vacancy among the directors or in the office of auditor; appoint additional directors, if the Articles permit such appointment; issue securities, including, without limitation, shares of a series, except as authorized by the directors; declare dividends; purchase, redeem or otherwise acquire shares issued by the Corporation; pay a commission to any person in consideration of the person purchasing or agreeing to purchase shares in the capital of the Corporation (whether from the Corporation or from any other person), or procuring or agreeing to procure purchasers for any such shares; approve a management proxy circular; approve a take-over bid circular or directors' circular in connection with a take-over bid; approve any annual financial statements of the Corporation to be placed before the shareholders of the Corporation; or adopt, amend or repeal by-laws of the Corporation.


         Forms of Notice

Notice of the time and place of a meeting of the board or of any committee shall be given in writing in accordance with these by-laws.

         Address for Notice

When notice of a meeting of the board or of any committee is given to a director, it must be addressed to the director at his or her recorded address, but a notice sent to any other address at the request of the director will not be invalid.


         When Notice Not Required

No notice need be given to a director of a meeting of the board or of any committee at which such director is appointed or that immediately follows a meeting at which such director is elected.

         Waiver of Notice

Notice of any meeting of the board or of any committee or any irregularity in any meeting or in the notice thereof may be waived in any manner by any director and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of the board or of any committee is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

         Adjournment

Any meeting of the board or of any committee may be adjourned from time to time by the chair of the meeting, with the consent of the directors in attendance at the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

         Quorum

A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of directors.



                  Minimum Number of Resident Canadian Directors

Except as otherwise permitted in the Act, the board will not transact business at a meeting of the board unless at least twenty-five per cent of the directors present, or such greater number as required by the Act or any enactment, are resident Canadians.

Despite the foregoing, directors may transact business at a meeting of directors where the number of resident Canadian directors required under that section is not present if:

a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and the required number of resident Canadian directors would have been present had that director been present at the meeting.


                  Chair

The Chair of the Board, or in his absence or if there is no Chair of the Board, the President, will be chair of each meeting of the board, but if at any meeting neither the Chair of the Board or the President is, within 15 minutes after the time appointed for holding the meeting, present and willing to act, the directors present may by resolution choose one of their number to be chair of the meeting.

                  Powers of Directors Where Quorum Present

A meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the board generally.

                  Procedure at Meetings

No resolution proposed at a meeting of the board need be seconded, and the chair is entitled to move or propose a resolution.

                  Determination of Questions

Questions arising at a meeting of the board will be decided by a majority of votes and in the case of an equality of votes, the chair will not have a second or casting vote.

                  Participation by Electronic/Telephonic Means

If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed to be present at that meeting.


                  Minutes of Transactions

The board will keep regular minutes of its transactions and cause them to be recorded in books kept for that purpose. Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

PART 6   COMMITTEES OF THE BOARD

                  Delegation of Powers

The board may from time to time appoint from their number one or more committees, and the board may, subject to the Act, delegate to any such committee any of the powers of the directors, except that no such committee shall have the authority to:

submit to the shareholders any question or matter requiring the approval of the shareholders; fill a vacancy among the directors or in the office of auditor; appoint additional directors, if the Articles permit such appointment; issue securities, except (i) as authorized by the directors, or (ii) pursuant to borrowing powers delegated to such committee by the directors in accordance with the Act; issue shares of a series, except as authorized by the directors; declare dividends; purchase, redeem or otherwise acquire shares issued by the Corporation; pay a commission to any person in consideration of his or her purchasing or agreeing to purchase shares in the capital of the Corporation (whether from the Corporation or from any other person), or procuring or agreeing to procure purchasers for any such shares, except as authorized by the directors; approve a management proxy circular; approve a take-over bid circular or directors' circular in connection with a take-over bid; approve any annual financial statements of the Corporation to be placed before the shareholders of the Corporation; or adopt, amend or repeal by-laws of the Corporation.


                  Audit Committee

If the Corporation is a distributing corporation as defined in the Act, the board shall elect annually from among their number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

                  Quorum and Procedures at Meetings

Except as otherwise determined by the board:

a majority of the number of directors then constituting a committee shall constitute a quorum for the transaction of business at any meeting of such committee;
a question arising at a meeting of a committee will be determined by a majority of the votes cast thereon, and in the case of an equality of votes the chair of the meeting will not be entitled to a second or casting vote;

each committee will meet and adjourn as it thinks proper and will have power to elect its chair and to make rules for the conduct of its business;
a committee may act notwithstanding any vacancy in its body, so long as the number of directors in office is not reduced below the minimum number of directors required by the Articles; where a committee has only one member, that member may constitute a meeting; and a meeting of a committee may be held at any place that a meeting of the board may be held.


                  Minutes of Transactions

Each committee will keep regular minutes of its transactions and cause them to be recorded in books kept for that purpose, and will report them to the board as the board from time to time requires.

PART 7   ADVISORY COMMITTEE

                  Advisory Committee

The board may appoint an Advisory Committee of up to, but not exceeding twenty-five (25) members. The Advisory Committee as such shall have no right to receive notices of and to attend meetings of the Corporation but shall act in an advisory capacity only to the board.

A member of the Advisory Committee shall vacate office as a member of the Advisory Committee if removed by a resolution passed by a majority of the board.

No member of the Advisory Committee shall be disqualified by his or her office from contracting with the Corporation either as vendor, purchaser or otherwise, or from holding an office or place of profit under the Corporation.


PART 8   PROTECTION AND INDEMNITY OF DIRECTORS AND OTHERS

                  Limitation of Liability

Except as otherwise provided in the Act, no director or officer will be liable:

         for the acts, receipts, neglects or defaults of any other person, or for joining in any receipt or act for conformity;
         for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation;
         for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested;
         for any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person with whom any money, security or other property of the Corporation is lodged or deposited; or
         for any other loss, damage, or misfortune whatever which may arise out of the execution of the duties of his or her office or in relation thereto; unless the same shall happen by and through his or her failure to exercise the powers and to discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

         Amplification of Rights

         The foregoing provisions of this Part are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred upon any director or officer by any law or otherwise.

         Indemnities to Directors and Others

         Subject to these by-laws and the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this Part, but the individual shall repay the moneys if the individual does not fulfill the conditions hereof.

The Corporation will not indemnify an individual unless the individual:

acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

                  Insurance

The Corporation may purchase and maintain insurance for the benefit of an individual referred to in the foregoing section against any liability incurred by the individual:

in the individual's capacity as a director or officer of the Corporation; or in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation's request.


PART 9   OFFICERS

                  Appointment of Officers

The board shall annually or as often as may be required appoint a President and a Secretary and if deemed advisable may annually or as often as may be required appoint a Chair of the Board, one or more Vice-Presidents, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. If officers are not appointed in a given year, the incumbent officers will continue in their respective offices until their successors are appointed. None of such officers (except the Chair of the Board) need be a director of the Corporation. A director may be appointed to any office of the Corporation. Two or more such offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer such person may but need not be known as the Secretary-Treasurer. The board may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the board.

                  Removal of Officers, etc.

All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time, with or without cause.


                  Duties of Officers may be Delegated

In the case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

                  Chair of the Board

The Chair of the Board, if any, shall, when present, preside at all meetings of the board and shareholders. The Chair, if any, shall possess and may exercise such powers and shall perform such other duties as may from time to time be assigned to the Chair of the Board by the board.

                  President

The President shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the Chair of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside at all meetings of the board, any committee and shareholders. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to the President by the board or as are incident to the President's office.

                  Vice-President

The Vice-President, if any, or, if more than one, the Vice-Presidents in such order of seniority as may be designated by the board, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as the chair at any meeting of directors or shareholders. The Vice-President, if any, or, if more than one, the Vice-Presidents, shall have such other powers and shall perform such other duties as may from time to time be assigned to any of them by the board.

                  Secretary

The Secretary shall give or cause to be given notices for all meetings of the directors, any committee and shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions hereof, of the documents and registers of the Corporation required to be maintained by the Act. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to the Secretary by the board or as are incident to the Secretary's office.

                  Treasurer/Controller

Subject to the provisions of any resolution of the directors, the Treasurer or the Controller, if any, shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depository or depositories as the board may by resolution direct. The Treasurer, if any, shall cause to be prepared and maintained adequate accounting records. The Treasurer, if any, shall have such other powers and duties as may from time to time be assigned to the Treasurer by resolution of the directors or as are incident to the Treasurer's office. The Treasurer, if any, may be required to give such bond for the faithful performance of the Treasurer's duties as the directors in their absolute discretion may require, and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided. If the Corporation should appoint both a Treasurer and a Controller their respective duties shall be allocated between them in such manner as the board may determine, provided that in such circumstances the Controller shall report to the Treasurer.

                  Assistant Secretary and Assistant Treasurer

The Assistant Secretary, if any, or, if more than one, the Assistant Secretaries in such order of seniority as may be designated by the board, and the Assistant Treasurer, if any, or, if more than one, the Assistant Treasurers in such order of seniority as may be designated by the board, shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer, as the case may be. The Assistant Secretary, if any, or Assistant Secretaries, if more than one, and the Assistant Treasurer, if any, or Assistant Treasurers, if more than one, shall have such other powers and duties as may from time to time be assigned to them by the board.

                  Managing Director

The board may from time to time appoint from their number a Managing Director who is a resident Canadian and may delegate to the Managing Director any of the powers of the board subject to the limits on authority provided by the Act. The Managing Director, if any, shall conform to all lawful orders given to the Managing Director by the board, and shall at all reasonable times give to the board all information it may require regarding the affairs of the Corporation. Any agent or employee appointed by a Managing Director shall be subject to discharge by the board.

                  Vacancies

If the office of Chair of the Board, President, Vice-President, Secretary, Assistant Secretary, Treasurer, Controller, Assistant Treasurer, Managing Director or any other office created by the board pursuant to this Part 9 shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the President or the Secretary, and may in the case of any other officer, appoint an officer to fill such vacancy.

PART 10  SHARES AND TRANSFERS

                  Issuance

Subject to the Articles of the Corporation, shares in the Corporation may be issued at such time and to such persons and for such consideration as the directors may determine.

                  Certificates

Subject to the provisions of the Act, security certificates (and the form of transfer power on the reverse side thereof) shall be in such form as the directors from time to time by resolution approve and such certificates shall be signed by at least one of the following persons, or the signature shall be printed or otherwise mechanically reproduced on the certificate:

a director or officer of the Corporation;
a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; and a trustee who certifies it in accordance with a trust indenture.
                  Notwithstanding any change in the persons holding an office between the time of actual signing and the issuance of any certificate and notwithstanding that a person signing may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

                  Agent

The directors may from time to time by resolution appoint or remove an agent to maintain a central securities register and branch securities registers for the Corporation.

                  Surrender of Certificates

Subject to the provisions of the Act, no transfer of a share will be registered in a securities register except on presentation of the certificate representing such share with an instrument of transfer complying with the Act endorsed thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the instrument of transfer is genuine and effective, or if no certificate representing such share has been issued, unless or until a duly executed security transfer in respect thereof has been presented for registration.

                  Defaced, Destroyed, Stolen or Lost Certificates

In the case of the defacement, destruction, theft or loss of a share certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any) acting on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a replacement share certificate. Upon the giving to the Corporation (or, if the Corporation has an agent, to the Corporation and the agent) of an indemnity bond of a surety company in such form as is approved by the directors or by the Chair of the Board (if any), the President, a Vice-President (if any), the Secretary or the Treasurer (if any) of the Corporation, indemnifying the Corporation (and the Corporation's agent, if any) against all loss, damage and expense, which the Corporation and/or the Corporation's agent may suffer or be liable for by any reason of the issuance of a replacement share certificate to such shareholder, and provided the Corporation or the Corporation's agent does not have notice that the share has been acquired by a bona fide purchaser, a new share certificate may be issued to replace the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chair of the Board (if any), the President, a Vice-President (if any), the Secretary or the Treasurer (if any) of the Corporation or by a resolution of the board.


PART 11  DIVIDENDS AND RIGHTS

                  Declaration

The board may from time to time as permitted by law declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

                  Interest

No dividend will bear interest against the Corporation.

                  Valuation of Non-Cash Dividends

The board will determine the value of any dividend not paid in money.

                  Dividend Payment

A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of each registered holder of shares of the class or series on which it is declared and mailed by prepaid ordinary mail to the holder at the holder's recorded address or as the holder otherwise directs.

                  Cheques to Joint Holders

In the case of joint holders, a cheque in payment of dividends will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at the recorded address of one of them.

                  Non-receipt of Cheques

If a dividend cheque is not received by the person to whom it is sent, the Corporation will issue to such person a replacement cheque for a like amount on such terms as to evidence of non-receipt and of title, indemnity and reimbursement of expense as the board prescribes, whether generally or in any particular case.

                  Unclaimed Dividends

Any dividend unclaimed for six years after the date of record for payment will be forfeited and revert to the Corporation.


PART 12  MEETINGS OF SHAREHOLDERS

                  Annual Meeting

Subject to the Act, the annual meeting of shareholders shall be held at the registered office of the Corporation, or at a place elsewhere determined by the board, on such day in each year and at such time as the directors may agree upon.

                  Special Meeting

A special meeting of shareholders may be convened by the board at any date and time and, subject to the Act, at any place that the board determines.

                  Use of Telecommunication Facilities

Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility, and a person participating in a meeting by such means is deemed to be present at the meeting.

                  Meeting Held by Electronic Means

A meeting of shareholders may be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such communication facility.

                   Notice

Notice of the time and place of each meeting of shareholders shall be given in the manner provided herein not less than 21 days and not more than 60 days before the date of the meeting to each director, to the auditor and to each person who at the close of business on the record date for notice appears on the records of the Corporation or its transfer agent as a shareholder entitled to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the Corporation's financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state:

the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasoned judgement thereon, and the text of any special resolution to be submitted to the meeting;


provided that a meeting of shareholders may be held for any purpose at any date and time and, subject to the Act, at any place without notice if all the shareholders and other persons entitled to notice of such meeting are present or represented by proxy at the meeting (except where the shareholder or such other persons attend the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders and other persons entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting or in the notice thereof may be waived in any manner by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders, and any such waiver may be validly given either before or after the meeting to which such waiver relates. The auditor of the Corporation is entitled to attend any meeting of shareholders and to receive notice of every meeting of shareholders.

                  Omission of Notice

The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

                  List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare or cause to be prepared an alphabetical list of its shareholders entitled to receive notice of the meeting, showing the number of shares held by each shareholder entitled to vote at the meeting. The shareholders listed shall be those registered at the close of business on such record date determined in accordance with herein.

                  Record Dates

Subject to the Act, the board may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held.

If the board fixes a record date pursuant to the foregoing, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date must be given not less than seven days before the date fixed.

If the board does not fix a record date, the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders shall be:

at the close of business on the day immediately preceding the day on which the notice is given; or if no notice is given, the day on which the meeting is held.


                  Chair, Secretary and Scrutineers

The chair of a meeting of shareholders will be the first mentioned of such of the following officers who is present at the meeting and is willing to act:
Chair of the Board (if any), President, or a Vice-President (if any). If no such officer willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chair. If the Secretary of the Corporation is absent, the chair will appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chair with the consent of the meeting.

                  Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders will be those entitled to notice thereof, the directors and the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

                  Quorum

Two persons present and each holding or representing by proxy at least one issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chair of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting shall be persons present not being less than two in number and holding or representing by proxy not less than five percent (5%) of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

                  Right to Vote

Every person named in the list referred to in this Part 12 shall be entitled to vote the shares shown thereon opposite such person's name at the meeting to which such list relates, except to the extent that:

where the Corporation has fixed a record date in respect of the meeting, the person has transferred any of his or her shares after such record date or, where the Corporation has not fixed a record date in respect of the meeting, the person has transferred any shares after the date on which the list is prepared, and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established ownership thereof, has demanded, not later than ten (10) days before the meeting that the transferee's name be included in such list.


                  In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting.

                  Votes to Govern

                  At any meeting of shareholders every question will, except as otherwise required by the Act, the Articles or by-laws, be determined by a majority of the votes cast on the question. Each such question will be decided on a show of hands at first instance, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. Notwithstanding the foregoing, any vote may be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. In case of an equality of votes either on a show of hands or on a ballot, the chair of the meeting will not be entitled to a casting vote.

                  Show of Hands

                  On a show of hands every person who is present and entitled to vote will then have one vote. Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

                  Ballots

                  A demand for a ballot may be withdrawn at any time before the taking of the ballot. If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the by-laws provide, in respect of each share which such person is entitled to vote on the question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon such question. A poll demanded on the election of a chair, or on a question of adjournment will be taken forthwith. A poll demanded on any other question will be taken at such time as the chair of the meeting directs.

                  Proxies

                  Votes at a meeting of the shareholders may be cast either personally or by proxy. At every meeting at which he or she is entitled to vote, every shareholder present in person and every proxyholder or alternate proxyholder (other than a proxyholder or alternate proxyholder who has conflicting instructions from more than one shareholder) shall have one vote on a show of hands. Upon a poll at which he or she is entitled to vote, every shareholder present in person or by proxy shall (subject to the provisions, if any, of the Corporation's Articles) have one vote for every share registered in such shareholder's name.

                  Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or proxyholders or one or more alternate proxyholders, who need not be a shareholder, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

An instrument appointing a proxy shall be in writing and executed by the shareholder or the shareholder's attorney authorized in writing and shall conform with the requirements of the Act, and is valid only at the meeting in respect of which it is given or at any adjournment thereof.

                  Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, excluding Saturdays, Sundays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy may be acted on only if.

before the time so specified, if any, it shall have been deposited with the Corporation or an agent of the Corporation specified in such notice, or otherwise in accordance with any regulations made pursuant to this by-laws; or no such time having been specified in such notice, it has been received at the meeting or any adjournment thereof by the Secretary of the Corporation or by the chair of the meeting before the time of voting.


                  Lodging of Proxies; Use of Facsimile

The board may from time to time establish regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sent in writing before the meeting or adjourned meeting to the Corporation or an agent of the Corporation and providing that proxies so lodged may be voted as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations will be valid and will be counted. The chair of any meeting of shareholders may, subject to any regulations so made, in the chair's discretion, accept the electronic facsimile transmission or other electronic communication capable of producing a printed copy or other written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such electronic facsimile transmission or other electronic communication capable of producing a printed copy or written communication accepted by the chair will be valid and will be counted.

                  Validity of Proxies

A vote given in accordance with the terms of an instrument of proxy will be valid notwithstanding:

the previous death or insanity of the shareholder giving the proxy; or the revocation of the proxy or of the authority under which the proxy was executed; or the transfer of the share in respect of which the proxy is given;
                  unless notice in writing of such death, insanity, revocation or transfer is received at the office of the Corporation or by the chair of the meeting before the commencement of the meeting or adjourned meeting at which the proxy is used.

                  Joint Shareholders

                  If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first on the shareholders list of the Corporation in respect of such share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of such joint holders.

                  Adjournment

                  The chair may, with the consent of any meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

                  Rulings by the Chair

                  The chair of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and:

                  the chair will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chair, but if the chair, in his or her absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at any general meeting or part thereof, the chair will so state and will clearly state the rules under which the meeting or the appropriate part thereof shall be conducted;

                  any dispute as to the admission or rejection of a vote will be determined by the chair and the chair's determination will be final and conclusive;

                  if disorder arises which prevents continuance of the business of a meeting, the chair may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting is, notwithstanding anything contained herein to the contrary, immediately adjourned; and

the chair may ask or require anyone who is not a registered shareholder entitled to vote at the meeting or proxy holder representing such a shareholder to leave the meeting.

PART 13  EXAMINATION OF RECORDS

                  Access by Auditor and Directors

The auditor and every director will at all reasonable times have access to, and may take extracts from, all accounts, records, books and other documents of the Corporation.

                  Inspection by Shareholders

Every shareholder will have the right of inspection of the records of the Corporation as provided for under the Act.


PART 14  NOTICES

                  Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the by-laws or otherwise to a shareholder, director, officer or auditor shall be sufficiently given: (a) if delivered personally to the person to whom it is to be given; (b) if delivered to the person's recorded address; (c) if mailed to such person at such recorded address by prepaid ordinary or air mail; (d) if sent to such person at such recorded address by means of prepaid electronic facsimile transmission or other electronic communication capable of producing a printed copy; or, if not prohibited by applicable laws or regulatory policies, by e-mail to an e-mail address provided by such person to the Corporation. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of electronic facsimile, other electronic communication or e-mail shall be deemed to have been given when it is transmitted by the Corporation or, if transmitted by another, on the day when it is transmitted to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded or e-mail address of any shareholder, director, officer or auditor in accordance with any information reasonably believed by the Secretary to be reliable.

                  Notice to Joint Shareholders

If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to the recorded address of one of them to be sufficient notice to all.

                  Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included.

                  Signature to Notice

The signature to any notice to be given by the Corporation may be in whole or in part written, stamped, typewritten or printed.

                  Undelivered Notices

If any notice given to a shareholder pursuant to these provisions is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until informed in writing by the shareholder of a new address.

                  Omissions and Errors

The accidental omission to give a notice to any shareholder, director, officer, or auditor or the non-receipt of a notice by any such person or an error in a notice not affecting the substance thereof will not invalidate any action taken at a meeting held pursuant to such notice or otherwise founded thereon.

                  Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to a share, will be bound by every notice in respect of such share which is duly given to the shareholder from whom such person derives his or her title to such share before his or her name and address is entered on the securities register (whether such notice is given before or after the happening of the event upon which he becomes so entitled) and before such new shareholder furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

                  Waiver of Notice

A shareholder (or such shareholder's duly appointed proxy holder), director, officer, auditor or member of a committee of the board may at any time in writing waive any notice, or waive or abridge the time for any notice. required to be given under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, will cure any default in the giving or in the time of such notice, as the case may be.


PART 15  EFFECTIVE DATE

This by-law shall come into force when made by the board in accordance with the Act.